UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Hercules Capital, Inc.

(formerly known as Hercules Technology Growth Capital, Inc.)

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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400 Hamilton Avenue, Suite 310

Palo Alto, California 94301

(650) 289-3060

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

HERCULES CAPITAL, INC.

Time	9:00 a.m., Pacific Time

Date	July 7, 2016

Place	Rosewood Hotel, 2825 Sand Hill Road, Menlo Park, California 94025.

Purpose	1.	To elect two directors who will serve for the terms specified in the Proxy Statement.

	2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.

	3.	To ratify the selection of PricewaterhouseCoopers LLP to serve as our independent public accounting firm for the year ending December 31, 2016.

	4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Record Date	You have the right to receive notice of and to vote at the annual meeting if you were a stockholder of record at the close of business on April 15, 2016. We plan to begin mailing this Proxy Statement on or about May 9, 2016 to all stockholders entitled to vote their shares at the annual meeting.

Voting by Proxy

Please submit a proxy card or, for shares held in “street name,” voting instruction form as soon as possible so your shares can be voted at the meeting. You may submit your proxy card or voting instruction form by mail. If you are a registered stockholder, you may also vote electronically by telephone or over the Internet by following the instructions included with your proxy card. If your shares are held in “street name,” you will receive instructions for the voting of your shares from your broker, bank or other nominee, which may permit telephone or Internet voting. Follow the instructions on the voting instruction form that you receive from your broker, bank or other nominee to ensure that your shares are properly voted at the annual meeting.

The enclosed Proxy Statement is also available at www.astproxyportal.com/ast/14146. This website also includes copies of the proxy card and our annual report to stockholders. Stockholders may request a copy of the Proxy Statement and our annual report by contacting our main office at (650) 289-3060.

By Order of the Board,

General Counsel, Chief Compliance Officer

and Secretary

May 9, 2016

PROXY STATEMENT—TABLE OF CONTENTS

SUMMARY INFORMATION

This summary provides highlights about Hercules Capital, Inc., and information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider when deciding how to vote your shares. The “Company,” “Hercules,” “HTGC,” “we,” “us” and “our” refer to Hercules Capital, Inc. and its wholly owned subsidiaries and its affiliated securitization trusts on or after February 25, 2016 and “Hercules Technology Growth Capital, Inc.” and its wholly owned subsidiaries and its affiliated securitization trusts prior to February 25, 2016 unless the context otherwise requires.

ABOUT HERCULES AND 2015 FINANCIAL HIGHLIGHTS

We are a specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broadly diversified variety of technology, life sciences and sustainable and renewable technology industries.

2015 COMPANY HIGHLIGHTS

Key Performance Indicators	Metric	Performance Period Outcomes
		2015	2014	2013	2012	2011
	Total of New Fundings (in $ millions)	712.3	621.3	500.7	554.9	449.9
	Total Investments at Cost (in $ millions)	1,252.3	1,035.3	906.3	914.3	656.5
	Net Interest Margin (in $ million)	120.2	108.1	104.6	73.8	64.0

•	Total New Fundings: Debt and equity fundings grew from $449.9 million in 2011 to $712.3 million in 2015 or a CAGR of 12.2%, as we continue to expand our origination team, increase our market share and organically grow our business via a record funding year for Hercules.

    SUMMARY INFORMATION

•	Total Investments: Total investments increased to $1,252.3 million in 2015 from $656.5 million in 2011, a CAGR of 14.9% due to record new fundings, combined with the monetization of our warrants and equity positions.
•	Net Interest Margin: We continue to grow our net interest margin due to strong portfolio growth and effectively managing our weighted average cost of debt.

Execution Across Performance Metrics	Metric	Performance Period Outcomes
		2015	2014	2013	2012	2011
	Liquidity Levels (in $ millions)	195.2	377.1	373.4	288.0	184.3
	Available Unfunded Commitments (in $ millions)	75.4	147.7	69.1	19.3	76.1
	Cumulative Net Realized Losses (in $ millions)	6.9	12.0	32.1	47.0	50.1
	Dividend Yield (%)(1)	10.2	8.3	6.8	8.5	9.3

    SUMMARY INFORMATION

•	Liquidity Levels: The use of our credit facilities has been an integral component of our treasury management as we minimize our cash drag on our assets via the use of our warehouse facilities. These facilities have a low interest cost and allow us to build up our asset base for future offerings at competitive rates.

•	Available Unfunded Commitments: We have done an outstanding job on managing our Available Unfunded Commitments. Our Available Unfunded Commitments was 6.5% of our loan portfolio at the end of 2015, where as in 2014 it was 15.5%.

•	Cumulative Net Realized Losses: We continue to demonstrate strong credit management and nothing shows this more than our cumulative net loan losses, where we finished in 2015 at $6.9 million on commitments of $5.7 billion. In 2011, our cumulative net realized losses were $50.1 million since inception, demonstrating our ability to manage our portfolio effectively over the last 5 years.

•	Dividend Yield: We saw our Dividend Yield grow to 10.2% at the end of 2015, which is above our target of 6% and 8%. We believe that our continued strong performance will be recognized and our Dividend Yields will adjust to the range we believe is representative of our stock price.

(1)	Dividend Yield: Dividend Yield is a financial ratio that indicates the amount of dividends paid by the Company relative to its share price and is calculated as annual dividends per share divided by price per share as of measurement date.

    SUMMARY INFORMATION

Superior Relative Performance	Metric	Performance Period Outcomes
		2015		2014		2013
		HTGC	Peer Group(1)	HTGC	Peer Group	HTGC	Peer Group
	Return on Average Assets (ROAA) excl. Cash	6.4%	6.0%	7.2%	6.3%	7.7%	6.6%
	Return on Average Equity (ROAE)	10.7%	10.5%	11.2%	10.1%	12.5%	10.2%
	Net Interest Margin % (NIM)	9.5%	9.5%	9.0%	9.5%	9.2%	10.2%

	Total Shareholder Return (TSR)(2)	Performance Period Outcomes
		1-Year		3-Year		5-Year
		HTGC	Peer Group	HTGC	Peer Group	HTGC	Peer Group
		-9.7%	-2.1%	41.8%	-0.2%	70.0%	26.2%

•	2015 Return on Average Assets (excl. cash): We exceeded the performance of 70% of our Peer Group by generating a 6.4% return on average assets (excl. cash).
•	2015 Return on Average Equity: We generated a 10.7% return on average equity, outperforming 55% of our Peer Group, while maintaining less leverage in relation to our peers.
•	Net Interest Margin: We improved net interest margin by 300 basis points from 2013 to 2015, in contrast to a 700 basis point decline in the median net interest margin of the Peer Group.
•	Three-Year and Five-Year Average Total Shareholder Return: We outperformed the majority of our Peer Group by generating an average total shareholder return of 41.8% compared to the peer group median of -0.2% over three years and 70.0% over 5 years compared to the peer group median of 26.2%.

(1)	Peer Group is defined below on page 32.
(2)	Total Shareholder Return: Total Shareholder Return is a measure of shareholder performance over time and is calculated as the share price at the beginning of the performance period minus the share price at the end of such performance period plus dividends divided by the share price at the beginning of the performance period.

    SUMMARY INFORMATION

OUR REGULATORY STATUS AND LIMITATIONS IMPOSED BY THE INVESTMENT COMPANY ACT OF 1940

We are an internally-managed, non-diversified, closed-end investment company that has elected to be regulated as a business development company, referred to as a BDC, under the Investment Company Act of 1940, as amended, referred to as the 1940 Act. As a BDC, we are required to comply with certain regulatory requirements, including the 1940 Act, rules promulgated under the 1940 Act, and exemptive orders issued to us by the Securities and Exchange Commission, or the SEC. We refer to these requirements, rules and exemptive orders as the 1940 Act Requirements. Among other things, these 1940 Act Requirements:

•	Limit our ability to implement non-equity incentive plans (i.e., cash incentive plans) that would restrict the discretion and decision-making authority of our Compensation Committee. The 1940 Act Requirements provide that we may maintain either an equity incentive plan or a cash incentive plan.

We believe that equity incentives strongly align the interests of our stockholders with our executive officers and other employees, and, accordingly, we implemented an equity incentive plan in 2004. Given our 2004 Equity Incentive Plan, referred to as the Equity Plan, the 1940 Act Requirements prohibit us from also implementing a cash incentive plan that restricts our Compensation Committee’s discretion in the final determination of cash incentive awards.

•	Limit the terms we may include in our Equity Plan, and limit our ability to implement certain changes to our Equity Plan without the SEC’s approval. Our Equity Plan is administered pursuant to specific exemptive orders granted by the SEC. We believe the current structure of our Equity Plan reflects the terms and plan provisions currently permitted for an internally-managed BDC.

VOTING MATTERS AND RECOMMENDATIONS

Agenda Items		Board Vote Recommendation	Page Reference (for more detail)

1.	To elect two directors who will serve for the terms specified in the Proxy Statement.	FOR EACH DIRECTOR	10

2.	To approve, on an advisory basis, the compensation of Hercules’ named executive officer (“NEOs”), as described in the Proxy Statement.	FOR	52

3.	To ratify the selection of PricewaterhouseCoopers LLP (“PwC”) to serve as our independent public accounting firm for the fiscal year ending December 31, 2016.	FOR	54

BOARD NOMINEES

Name	Age	Director Since	Independent(1)	Board Committee Members
				AC	CC	NCGC
Manuel A. Henriquez, Chairman and CEO	52	2004	—	—	—	—
Joseph F. Hoffman	67	2015	X	M	—	C

AC = Audit Committee CC = Compensation Committee NGCG = Nominating and Corporate Governance Committee

M = Member C = Committee Chairman

(1) Under the rules and regulations of the SEC and the listing standards of New York Stock Exchange (“NYSE”).

    SUMMARY INFORMATION

CORPORATE GOVERNANCE HIGHLIGHTS

•	Board Independence: Independent directors comprise the majority of our board of directors (“Board”) (6 out of 7 directors).

•	Independent Director: A lead independent director enhances our Board’s management oversight responsibilities.

•	Board Composition: Our Board size was increased from 4 to 7 directors in 2015.

•	Board Committee: All of the members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee (“NCG Committee”) are independent directors.

•	Board Accountability: Our Board and its committees conduct scheduled meetings in executive session, out of the presence of our chief executive officer.

•	Term Limits: Our corporate governance guidelines impose term limits on our directors and our committee chairs.

•	Risk Management: Our Board and its committees remain in close contact with, and receive reports on various aspects of our business from, our senior management team and independent auditors.

•	The “Corporate Governance” section of this Proxy Statement provides further information about our corporate governance practices, Board structure and Board committees.

EXECUTIVE COMPENSATION

Consistent with our Board’s recommendation and our stockholders’ preference, we submit an advisory vote to approve our executive compensation (otherwise known as “say-on-pay”) on an annual basis. Accordingly, we are seeking your approval, on an advisory basis, of the compensation for our NEOs, as further described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

2015 EXECUTIVE COMPENSATION HIGHLIGHTS

For a summary of our 2015 executive compensation and key features of our executive compensation programs, please refer to the Executive Summary of the “Compensation Discussion and Analysis” section of this Proxy Statement on page 28.

AUDITOR MATTERS

We are seeking your ratification of PwC as our independent public accounting firm for the 2016 fiscal year. The following table summarizes the fees billed, or expected to be billed, by PwC for the fiscal year ending December 31, 2015, please refer to the proposal on page 54):

	2015	92% Of Total 2015 Fees = Audit/Audit-Related Fees
Audit Fees	$1,197,577
Audit-Related Fees	—
Tax Fees	$107,000
All Other Fees	—

Total	$1,304,577

    SUMMARY INFORMATION

GENERAL INFORMATION

For general information regarding our Proxy Statement, please review the questions and answers at the end of our Proxy Statement. For questions in which you require additional information, please call us at (650) 600-5405 or send an e-mail to Melanie Grace, Secretary, at mgrace@htgc.com.

You may cast your vote in any of the following ways:

Internet Visit www.voteproxy.com. You will need the 11-digit control number included in the proxy card, voter instruction card or notice.	QR Code You can scan the QR code to vote with your mobile phone. You will need the 11-digit control number included in the proxy card, voter instruction card or notice.	Phone Call 1-800-776-9437 or the number on your voter instruction form. You will need the control number included in your proxy card.	Mail Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.	In Person Attend the meeting in person.

    SUMMARY INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 15, 2016, the beneficial ownership of each current director, each nominee for director, our NEOs, each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of April 15, 2016 are deemed to be outstanding and beneficially owned by the person holding such options or warrants. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Percentage of ownership is based on 73,624,846 shares of common stock outstanding as of April 15, 2016.

Unless otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder, except to the extent authority is shared by their spouses under applicable law. Unless otherwise indicated, the address of all executive officers and directors is c/o Hercules Capital, Inc., 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301.

Our directors are divided into two groups—interested directors and independent directors. Interested directors are “interested persons” as defined in Section 2(a)(19) of the 1940 Act, and independent directors are all other directors.

Name and Address of Beneficial Owner	Type of Ownership	Number of Shares Owned Beneficially(1)	Percentage of Class

Interested Director
Manuel A. Henriquez(2)	Record/Beneficial	2,061,318	2.8%

Independent Directors
Robert B. Badavas(3)	Beneficial	146,205	*
Allyn C. Woodward, Jr.(4)	Record/Beneficial	252,901	*
Thomas J. Fallon(5)	Beneficial	28,688	*
Susanne D. Lyons(6)	Beneficial	12,855	*
Joseph F. Hoffman(7)	Beneficial	12,855	*
Rodney A. Ferguson, Ph.D.(8)	Record	7,855	*

Other Named Executive Officers
Mark R. Harris(9)	Record	69,430	*
Scott Bluestein(10)	Record	239,414	*
Melanie Grace(11)	Record	19,400	*
Andrew Olson(12)	Record	19,338	*

Executive officers and directors as a group (11 persons)(13)			3.9%

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(2)	Includes 595,301 shares of restricted stock. 1,244,491 shares of common stock held by the Manuel A. Henriquez and Elizabeth H. Henriquez TTEE The Henriquez Family Trust U/A 5/11/99 of which 706,104 shares are pledged as a security; 154,954 shares of common stock held in The Henriquez Trust, U/A 05/11/99; 27,174 shares of common stock held in the Isabelle Irrev Trust, EH Trustee; 27,174 shares of common stock held in the Natalie Irrev Trust, EH Trustee; and 12,224 shares of common stock held in the Manuel Henriquez-Roth IRA. Mr. Henriquez disclaims any beneficial ownership interest of such shares except to the extent of his pecuniary interest therein.
(3)	Includes 10,000 shares of common stock that can be acquired upon the exercise of outstanding options and 3,333 shares of restricted common stock. All shares are held of record by the Robert P. Badavas Trust of 2007, and Mr. Badavas disclaims any beneficial ownership interest of such shares except to the extent of his pecuniary interest therein.
(4)	Includes 10,000 shares of common stock that can be acquired upon the exercise of outstanding options, 5,000 shares of restricted common stock, and 35,000 shares of common stock held by Mr. Woodward’s spouse in her name. Mr. Woodward disclaims any beneficial ownership interest of such shares held by his spouse except to the extent of his pecuniary interest therein.

SECURITY OWNERSHIP INFORMATION

(5)	Includes 5,000 shares of common stock that can be acquired upon the exercise of outstanding options and 6,666 shares of restricted common stock. All shares are held of record by the Fallon Family Revocable Trust, and Mr. Fallon disclaims any beneficial ownership interest of such shares except to the extent of his pecuniary interest therein.
(6)	Includes 5,000 shares of common stock that can be acquired upon the exercise of outstanding options and 1,666 shares of restricted common stock. All shares are held of record by the Lyons Family Trust, and Ms. Lyons disclaims any beneficial ownership interest of such shares except to the extent of her pecuniary interest therein.
(7)	Includes 5,000 shares of common stock that can be acquired upon the exercise of outstanding options and 1,666 shares of restricted common stock. All shares are held of record by the Hoffman Trust, and Mr. Hoffman disclaims any beneficial ownership interest of such shares except to the extent of his pecuniary interest therein.
(8)	Dr. Ferguson was appointed to our Board effective July 7, 2015. Includes 3,333 shares of restricted common stock.
(9)	Includes 69,430 shares of restricted common stock.
(10)	Includes 145,698 shares of restricted common stock.
(11)	Includes 19,400 shares of restricted common stock.
(12)	Includes 9,999 shares of common stock that can be acquired upon the exercise of outstanding options and 8,537 shares of restricted common stock.
(13)	Includes 44,999 shares of common stock that can be acquired upon the exercise of outstanding options and 860,030 shares of restricted common stock.
*	Less than 1%.

The following table sets forth as of April 15, 2016, the dollar range of our securities owned by our directors and executive officers.

Name	Dollar Range of Equity Securities Beneficially Owned

Interested Director
Manuel A. Henriquez	Over $100,000

Independent Directors
Robert B. Badavas	Over $100,000
Allyn C. Woodward, Jr.	Over $100,000
Thomas J. Fallon	Over $100,000
Susanne D. Lyons	Over $100,000
Joseph F. Hoffman	Over $100,000
Rodney A. Ferguson, Ph.D.(1)	$50,000 to $100,000

Other Named Executive Officers
Mark R. Harris(1)	Over $100,000
Scott Bluestein	Over $100,000
Melanie Grace(1)	Over $100,000
Andrew Olson	Over $100,000

(1)	Dr. Ferguson was appointed to our Board effective July 7, 2015. Each of Mr. Harris, Ms. Grace, and Dr. Ferguson did not have vested restricted common stock or exercisable stock options as of April 15, 2016.

    SECURITY OWNERSHIP INFORMATION

PROPOSAL 1: ELECTION OF DIRECTORS

The Board unanimously recommends that you vote FOR The nominees for director

(Item 1 on your proxy card)

General

The Board currently consists of seven directors and is divided into three classes. Each class of the Board serves a staggered three-year term. Our Class III directors, whose terms expire at the annual meeting, are Manuel A. Henriquez and Joseph F. Hoffman.

There are two nominees to Class III of the Board this year — Messrs. Henriquez and Hoffman. The nomination of these directors to stand for election at the annual meeting has been recommended by the NCG Committee and has been approved by the Board. Each of the nominees for our Class III directors, if elected, will serve for a three-year term expiring at the 2019 Annual Meeting of Stockholders, or until his successor is duly elected and qualified, or until his earlier death, resignation or removal from the Board.

Messrs. Henriquez and Hoffman are not being nominated as a director for election pursuant to any agreement or understanding between such person and Hercules. Messrs. Henriquez and Hoffman have indicated their willingness to continue to serve if elected and have consented to be named as nominees. Mr. Hoffman is not an “interested person” of Hercules, as such term is defined under the 1940 Act. Mr.  Henriquez is an “interested person,” as such term is defined under the 1940 Act, due to his position as an executive officer of the Company.

Director Qualifications

The Board recognizes that it is important to assemble a body of directors that, taken together, has the skills, qualifications, experience and attributes appropriate for functioning as a Board, and working with management, effectively. The NCG Committee is responsible for maintaining a well-rounded and diverse Board that has the requisite range of skills and qualifications to oversee the Company effectively. The NCG Committee has not established a minimum qualification for director candidates. Our Board does not have a specific diversity policy, but considers diversity of race, religion, national origin, gender, sexual orientation, disability, cultural background and professional experiences in evaluating candidates for Board membership. The diversity of background and experience includes ensuring that the Board includes individuals with experience or skills sufficient to meet the requirements of the various rules and regulations of the NYSE and the SEC, such as the requirements to have a majority of independent directors and an Audit Committee Financial Expert. However, in light of our business, the primary areas of experience and qualifications sought by the NCG Committee in incumbent and director candidates include, but are not limited to, the following:

•	Client Industries—Experience with venture capital-backed companies in general, and our specific portfolio company industries – technology, life sciences, middle market, and sustainable and renewable technology.

•	Banking/Financial Services—Experience with banking, mutual fund, or other financial services industries, including regulatory experience and specific knowledge of the Securities Act of 1933, as amended (the “Securities Act”).

•	Leadership/Strategy—Experience as a CEO, COO, President, CFO, or significant division manager responsible for leading a large team, and establishing and executing successful business strategies.

•	Finance, IT and Other Business Processes—Experience related to finance, accounting, IT, treasury, human resources, or other key business processes.

•	Enterprise Risk Management—Experience with enterprise risk management processes and functions.

PROPOSAL 1

•	Governance—Experience with corporate governance issues, particularly in publicly-traded companies.

For each director, we have highlighted certain key areas of experience that qualify him or her to serve on the Board in each of their respective biographies below beginning on page 13.

A stockholder can vote for or withhold his, her or its vote for the nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of the nominees named in this Proxy Statement. If a nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of the person nominated by our Board as a replacement. Our Board has no reason to believe that the nominees will be unable or unwilling to serve.

Required Vote

This proposal requires the affirmative vote of the holders of a plurality of the shares of stock outstanding and entitled to vote thereon. Stockholders may not cumulate their votes. If you vote “withhold authority” with respect to a nominee, your shares will not be voted with respect to the person indicated. Because directors are elected by a plurality of the votes, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option for this proposal.

Broker Non-Votes

Broker non-votes are votes cast for shares held by a broker or other nominee for which the nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares on non-routine proposals. Proposal 1 is a non-routine matter. As a result, if you hold shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to Proposal 1, the election of directors. Therefore, if you do not vote and you do not give your broker or other nominee specific instructions on how to vote for you, then your shares will have no effect on Proposal 1.

    PROPOSAL 1

Information about the Directors and Executive Officers

For each director, we have highlighted certain key areas of experience that qualify him or her to serve on the Board in each of their respective biographies below.

Name, Address, and Age(1)	Position(s) held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During the past 5 years(2)
Independent Directors
Susanne D. Lyons (59)	Director	Class I Director since 2015	Retired. Chief Marketing Officer, VISA from 2005-2007.	None.

Robert P. Badavas (63)	Director	Class I Director since 2006	Chairman and Chief Executive Officer of PlumChoice, provider of remote technical services and support, since December 2011; President, Petros Ventures, Inc., a private venture investing and management advisory firm, from 2009-2011.	Constant Contract, Inc., an online marketing company, from 2007-2016.

Thomas J. Fallon (54)	Director	Class II Director since 2014	Chief Executive Officer of Infinera Corporation, manufacturer of high capacity optical transmission equipment, since 2010;	Infinera Corporation since 2014.

Allyn C. Woodward, Jr. (75)	Director	Class II Director since 2004	Retired. Vice Chairman and Director of Adams Harkness Financial Group, an institutional investment bank, from 2001-2006.	None.

Joseph F. Hoffman (67)	Director Nominee	Class IIII Director since 2015	Retired. SEC Reviewing Partner and Silicon Valley Professional for KPMG from 1998-2009.	None.

Rodney A. Ferguson (59)	Director	Class III Director since 2015	Panorama Capital, a life sciences venture capital firm, since 2006.	None.
Interested Director
Manuel A. Henriquez (52)(3)	Director Nominee Chief Executive Officer and Chairman of the Board of Directors	Class III since 2004	Hercules Capital, Inc. since 2004.	None.

(1)	The address for each officer and director is c/o Hercules Capital, Inc., 400 Hamilton Avenue., Suite 310, Palo Alto, California 94301.
(2)	No director otherwise serves as a director of an investment company subject to the 1940 Act.
(3)	Mr. Henriquez is an interested director due to his position as an officer of the Company.

PROPOSAL 1

Director Nominee Biographies

The biographical information for each of the director nominees is as follows:

Manuel A. Henriquez	Board Committee:	Independent:
	N/A	No

Mr. Henriquez, age 52, is a co-founder of Hercules and has been our Chairman and Chief Executive Officer since 2004 and our President (since 2005).

Prior Business Experience:	•	Partner, VantagePoint Venture Partners, a $2.5 billion multi-stage technology venture fund (2000-2003)
	•	President and Chief Investment Officer, Comdisco Ventures, a division of Comdisco, Inc., a leading technology and financial services company (1999-2000)
	•	Managing Director, Comdisco Ventures (1997-1999)
	•	Senior Member, Investment Team, Comdisco Ventures (1997-2000)

Private Directorships/ Memberships:	•	Northeastern University, a global, experiential research university
	•	Lucile Packard Foundation for Children’s Health, the sole fundraising entity for Lucile Packard Children’s Hospital and the child health programs at Stanford University School of Medicine
	•	Children’s Health Council, a diagnostic and treatment center for children and adolescents facing developmental and behavioral challenges

Education:	•	Bachelor’s degree in Business Administration from Northeastern University

Skills/ Qualifications:	In particular, Mr. Henriquez’ key areas of skills/qualifications include, but are not limited to:

	•	Client Industries—vast array of knowledge in venture capital financing, including software, life sciences and clean tech
	•	Banking/Financial Services—extensive experience with equity and debt financings as well SEC rules and regulations and business development companies
	•	Leadership/Strategy—current role as chairman and CEO as well as officer and director experience in several private and public companies and knowledge of financial risk assessment
	•	Finance/IT and Other Business Processes—extensive experience in IT and supervising IT internal control and procedures

    PROPOSAL 1

Joseph F. Hoffman	Board Committee:	Independent:
	• Nominating, Chair	Yes
• Audit

Mr. Hoffman, age 67, is retired from KPMG LLP after 26 years as a partner and senior executive with that firm. He has served as a director on our Board since April 2015.

Prior Business Experience:	•	SEC Reviewing Partner and Silicon Valley Professional Practice Partner, KPMG LLP (1998-2009)
	•	Audit Partner and Business Unit Partner in Charge, KPMG LLP (1983-1998)

Private Directorships:	•	LiveOps, Inc., a cloud based contact center (since 2013)
	•	KPMG LLP, an audit, tax, and advisory professional services firm. (2005-2009)

Audit Committees:	•	LiveOps, Inc. (since 2013)
	•	KPMG LLP (2005-2009)
	•	Willamette University (since 2014)

Non-Profit Leadership:	•	Board of Trustees, Willamette University (since 2011)

Memberships:	•	California Society of Certified Public Accountants
	•	National Association of Corporate Directors
	•	American College of Corporate Directors
	•	Association of Governing Boards of Universities and Colleges

Education:	•	Bachelor’s degree in Mathematics and Economics, Willamette University
	•	Master’s degree in Business Administration, Stanford Graduate School of Business
	•	Certified public accountant, State of California

Skills/ Qualifications:	In particular, Mr. Hoffman’s key areas of skill/qualifications include, but are not limited to:

	•	Client Industries—extensive experience in the technology, manufacturing, and financial services industries
	•	Finance and Enterprise Risk Management—extensive experience as an advisor to senior management and audit committees on complex accounting, financial reporting, internal controls, and enterprise risk management
	•	Leadership/Strategy—significant experience as a business executive and director

PROPOSAL 1

Independent Director Biographies

The biographical information for each of the independent directors is as follows:

Allyn C. Woodward, Jr.	Board Committee:	Independent:
	• Audit	Yes–Lead Director
• Compensation

Mr. Woodward, age 75, has extensive experience and qualifications in banking and financial services. He has served as a director on our Board since February 2004 and his term expires in 2018.

Business Experience:	•	Vice Chairman and Director, Adams Harkness Financial Group (formerly Adams, Harkness & Hill), an independent institutional research, brokerage and investment banking firm (2001-2006)
	•	President and Director, Adams Harkness Financial Group (1995-2001)
	•	Silicon Valley Bank
• Vice President, Founder, Wellesley, Massachusetts office
• Senior Vice President (1990-1992)
• Chief Operating Officer (California) (1992-1995)
	•	Senior Vice President and Group Manager of Technology Group, Bank of New England (1963-1990)

Private Directorships:	•	Union Specialties, manufacturer of waterbased polyurethane dispersions and specialty products

Current Advisory Board Directorships:	•	Fletcher Spaght Venture Capital
	•	Boston Millennia Partners
	•	Ampersand Venture Capital

Prior Directorships:	•	AH&H Venture Capital
	•	Square 1 Bank
	•	Lecroy Corporation, Chairman
	•	Viewlogic Systems
	•	Cayenne Software, Inc.

Non-Profit Leadership:	•	Member of Finance Committee and Board of Overseers, Newton Wellesley Hospital
	•	Babson College, Member of:
• Investment Committee
• Finance Committee
• Private Equity Committee (co-founder)

Education:	•	Bachelor’s degree in Finance and Accounting from Babson College
	•	Banking degree, Stonier Graduate School of Banking at Rutgers University

Memberships	•	National Association of Corporate Directors
	•	Board Leaders Group

Certifications:	•	Executive Masters Professional Director Certification, American College of Corporate Directors

Skills/ Qualifications:	•	In particular, Mr. Woodward’s key areas of skill/qualifications include, but are not limited to:
	•	Client Industries and Banking/Financial Services—extensive leadership, management and director experience in financial services, banking and technology-related companies
	•	Leadership/Strategy—significant executive and board experience for both private and public companies in business, finance and investments with a special emphasis on best policies regarding compensation and governance and service as Lead Independent Director

    PROPOSAL 1

Robert P. Badavas	Board Committee:	Independent:
	• Audit, Chair	Yes

Mr. Badavas, aged 63, currently serves as Chairman and Chief Executive Officer of PlumChoice, a venture-backed technology, software and services company (since December 2011). He has served as a director on our Board since March 2006 and his term expires in 2017.

Business Experience:	•	President, Petros Ventures, Inc., a management and advisory services firm (2009-2011)
	•	President and Chief Executive Officer of TAC Worldwide, a multi-national technical workforce management and business services company (2005-2009)
	•	Executive Vice President and Chief Financial Officer, TAC Worldwide (2003-2005)
	•	Senior Partner and Chief Operating Officer, Atlas Venture, an international venture capital firm (2001-2003)
	•	Chief Executive Officer at Cerulean Technology, Inc., a venture capital backed wireless application software company (1995-2001)
	•	Certified Public Accountant, PwC (1974-1983)

Public Directorships:	•	Constant Contact, Inc., including chairman of the audit committee, a provider of email and other engagement marketing products and services for small and medium sized organizations, acquired by Endurance International Group Holdings, Inc., (2007-2016)

Prior Directorships:	•	Arivana, Inc; a telecommunications infrastructure company—publicly traded until its acquisition by SAC Capital
	•	RSA Security; an IT security company—publicly traded until its acquisition by EMC
	•	On Technology; an IT software infrastructure company—publicly traded until its acquisition by Symantec
	•	Renaissance Worldwide; an IT services and solutions company—publicly traded until its acquisition by Aquent

Private Directorships:	•	PlumChoice (since 2010)

Other Experience:	•	Vice-Chairman, Board of Trustees. Bentley University (since 2005)
	•	Board of Trustees Executive Committee and Corporate Treasurer, Hellenic College/Holy Cross School of Theology, including positions on the executive committee and corporate treasurer (since 2000)
	•	Chairman Emeritus, The Learning Center for the Deaf (1995-2005)
	•	Professional Director Certification, American College of Corporate Directors
	•	National Association of Corporate Directors

Education:	•	Bachelor’s degree in Accounting and Finance from Bentley University

Skills/ Qualifications:	In particular, Mr. Badavas’ key areas of skill/qualifications include, but are not limited to:
	•	Client Industries—extensive experience in software, business and technology enabled services and venture capital
	•	Leadership/Strategy—significant experience as a senior corporate executive in private and public companies, including tenure as chief executive officer, chief financial officer and chief operating officer
	•	Finance, IT and Other Business Strategy and Enterprise Risk Management—prior experience as a CEO directing business strategy and as a CFO directing IT, financing and accounting, strategic alliances and human resources and evaluation of enterprise risk in such areas
	•	Governance—extensive experience as an executive and director of private and public companies with governance matters

PROPOSAL 1

Thomas J. Fallon	Board Committee:	Independent:
	• Nominating	Yes

Mr. Fallon, aged 54, currently serves as Chief Executive Officer of Infinera Corporation (since 2010) and a member of Infinera’s board of directors (since 2009). He has served as a director on our Board since July 2014 and his term expires in 2018.

Infinera Corporation Experience:	•	President and Chief Executive Officer, Infinera Corporation (2010-Current)
	•	Chief Operating Officer, Infinera Corporation (2006-2009)
	•	Vice President of Engineering and Operations, Infinera Corporation (2004-2006)

Other Business Experience	•	Vice President, Corporate Quality and Development Operations of Cisco Systems, Inc. (2003-2004)
	•	General Manager of Cisco Systems’ Optical Transport Business Unit, VP Operations, VP Supply, various executive positions (1991-2003)

Private Directorships:	•	Piccaro, a leading provider of solutions to measure greenhouse gas concentrations, trace gases and stable isotopes (since 2010)

Other Experience:	•	Member, Engineering Advisory Board of the University of Texas at Austin
	•	Member, President’s Development Board University of Texas

Education:	•	Bachelor’s degree in Mechanical Engineering from the University of Texas at Austin
	•	Master’s degree in Business Administration from the University of Texas at Austin

Skills/ Qualifications:	In particular, Mr. Fallon’s key areas of skill/qualifications include, but are not limited to:

	•	Client Industries—significant experience in venture capital and technology
	•	Banking/Finance services—experience in finance and audit functions
	•	Leadership/Strategy—extensive experience as a director and executive in both public and private companies
	•	Enterprise Risk Management—experience in managing enterprise risk
	•	Governance—experienced in both corporate governance and executive compensation for both public and private companies

    PROPOSAL 1

Rodney A. Ferguson, Ph.D.	Board Committee:	Independent:
	• None	Yes

Dr. Ferguson, age 59, is a co-founder of Panorama Capital, a venture capital firm that spun off from JPMorgan Partners, where he focuses primarily on life science investments (since 2006). He has served as a director on our board since July 2015.

Prior Business Experience:	•	Managing Director, JPMorgan Partners, life sciences venture practice (2001-2006)
	•	Partner, InterWest Partners, a venture capital firm, where he focused on life sciences investments (1999-2001)
	•	Various management positions, Genentech, Inc., most recently as Senior Director of Business and Corporate Development responsible for worldwide licensing transactions for both technology and pharmaceutical products (1988-1999)
	•	Associate, McCutchen, Doyle, Brown & Enersen (1984-1988)

Private Directorships:	•	Itero BioPharmaceuticals, Inc. (since 2008)
	•	CardioKinetix, Inc. (since 2008)
	•	Alvine Pharmaceuticals, Inc. (since 2013)

Advisory:	•	Locust Walk Partners Advisory Board (since 2014)

Education:	•	Bachelor’s degree in Biochemistry from the University of Illinois
	•	Doctorate degree in Biochemistry from the State University of New York at Buffalo
	•	Juris Doctor from Northwestern University

Skills/ Qualifications:	In particular, Dr. Ferguson’s key areas of skills/qualifications include, but are not limited to:

	•	Client Industries —vast knowledge and experience in the life sciences industry
	•	Leadership/Strategy—senior management and director experience in private companies
	•	Banking/Financial Services—significant experience in venture capital financings, particularly in life sciences

PROPOSAL 1

Susanne D. Lyons	Board Committee:	Independent:
	• Compensation, Chair	Yes
• Nominating

Ms. Lyons, aged 59, is a retired senior executive who has held top marketing and general management roles at some of the largest financial services companies in America. She has served as a director on our Board since March 2015 and her term expires in 2017.

Prior Business Experience:	•	Chief Marketing Officer, VISA (USA) (2004-2007)
	•	Various marketing and general management positions, including enterprise president of retail client service, Charles Schwab & Co., Inc. (1992-2001)
	•	Chief Marketing Officer, Charles Schwab & Co., Inc. (2000-2001)
	•	Senior positions in marketing, product development and business strategy, Fidelity Investments (1982-1992)

Private Directorships:	•	U.S. Olympic Committee (since December 2010)
	•	Wildcare, a non-for-profit organization (since 2008)

Prior Directorships:	•	CNET Networks until its acquisition by CBS Corp. (2007-2008)
	•	Gain Capital Holdings, Inc. (2008-2013)

Other Experience:	•	Advisory Board, Marketo, Inc., a marketing automation software company (2008-2011)

Education:	•	Bachelor’s degree in French from Vassar College
	•	Master’s degree in Business Administration from Boston University

Skills/ Qualifications:	In particular, Ms. Lyon’s key areas of skill/qualifications include, but are not limited to:

	•	Banking/Financial Services—held a variety of key executive and management positions at large global financial institutions, including 1940-Act regulated companies
	•	Leadership/Strategy—extensive experience as a director and executive with broad operational experience in investments, finance, human resources, and marketing
	•	Human Resources—expertise in Human Resources, including extensive experience in public company compensation governance
	•	Governance—experienced executive and director for public companies, including extensive experience in public company compensation and governance

    PROPOSAL 1

CORPORATE GOVERNANCE

Our business, property and affairs are managed under the direction of our Board. Members of our Board are kept informed of our business through discussions with our chairman and chief executive officer, our chief financial officer, our chief investment officer, our secretary, and our other officers and employees, and by reviewing materials provided to them and participating in meetings of our Board and its committees.

Because our Board is committed to strong and effective corporate governance, it regularly monitors our corporate governance policies and practices to ensure we meet or exceed the requirements of applicable laws, regulations and rules, and the NYSE’s listing standards. The Board has approved corporate governance guidelines that provide a framework for the operation of the Board and address key governance practices. The Board has adopted a number of policies to support our values and good corporate governance, including corporate governance guidelines, Board committee charters, insider trading policy, code of ethics, code of business conduct and ethics, and related person transaction approval policy.

During 2015, as part of its on-going review of our corporate governance policies, our Board undertook the following relating to our corporate governance practices:

•	reviewed our compliance manual and made changes, where required, with the approval of our Board; and

•	as a result of the ongoing plan to integrate our comprehensive compliance program, conducted training sessions in 2015 to remind employees of their obligations as employees and officers of a BDC and the specific policies and procedures that have been designed by us to reasonably ensure that the our employees are in compliance with federal securities laws and other laws.

Our Board will continue to review and update the corporate governance guidelines, corporate governance practices, and our corporate governance framework, including the potential expansion of the size of our Board.

Board Leadership Structure

Chairman and Chief Executive Officer

Our Board currently combines the role of chairman of the Board with the role of chief executive officer, coupled with a lead independent director position to further strengthen our governance structure. Our Board believes this provides an efficient and effective leadership model for our company. Combining the chairman and chief executive officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy. Since 2004, Mr. Henriquez has served as both chairman of the Board and as our chief executive officer. Mr. Henriquez is an interested director.

No single leadership model is right for all companies at all times. Our Board recognizes that depending on the circumstances, other leadership models, such as a separate independent chairman of the Board, might be appropriate. Accordingly, our Board periodically reviews its leadership structure.

Moreover, our Board believes that its governance practices provide adequate safeguards against any potential risks that might be associated with having a combined chairman and chief executive officer. Specifically:

•	six of our seven current directors are independent directors;

•	all of the members of our Audit Committee, Compensation Committee, and NCG Committee are independent directors;

•	our Board and its committees regularly conduct scheduled meetings in executive session, out of the presence of Mr. Henriquez and other members of management;

CORPORATE GOVERNANCE

•	our Board and its committees regularly conduct meetings which specifically include Mr. Henriquez;

•	our Board and its committees remain in close contact with, and receive reports on various aspects of Hercules’s management and enterprise risk directly from our senior management and independent auditors.

Lead Independent Director

Our Board has instituted the lead independent director position to provide an additional measure of balance, ensure our Board’s independence, and enhance its ability to fulfill its management oversight responsibilities. Allyn C. Woodward, Jr. currently serves as our lead independent director. The lead independent director:

•	presides over all meetings of the independent directors at which our chairman is not present, including executive sessions of the independent directors;

•	has the authority to call meetings of the independent directors;

•	frequently consults with our chairman and chief executive officer about strategic policies;

•	provides our chairman and chief executive officer with input regarding Board meetings;

•	serves as a liaison between the chairman and chief executive officer and the independent directors; and

•	otherwise assumes such responsibilities as may be assigned to him by the independent directors.

Having a combined chairman and chief executive officer, coupled with a substantial majority of independent, experienced directors, including a lead independent director with specified responsibilities on behalf of the independent directors, provides the right leadership structure for our company and is best for us and our stockholders at this time.

Board Oversight of Risk

While risk management is primarily the responsibility of our management team, our Board is responsible for oversight of the material risks faced by us at both the full board level and at the committee level.

Our Audit Committee has oversight responsibility not only for financial reporting with respect to our major financial exposures and the steps management has taken to monitor and control such exposures, but also for the effectiveness of management’s enterprise risk management process that monitors and manages key business risks facing our company. In addition to our Audit Committee, the other committees of our Board consider the risks within their areas of responsibility. For example, our Compensation Committee considers the risks that may be posed by our executive compensation program.

Management provides regular updates throughout the year to our Board regarding the management of the risks they oversee at each regular meeting of our Board. Also, our Board receives presentations throughout the year from various department and business group heads that include discussion of significant risks as necessary. Additionally, our full Board reviews our short and long-term strategies, including consideration of significant risks facing our business and their potential impact.

During 2015, in addition to unanimous written consents, the Board held the following meetings:

Type of Meeting	Number
Regular Meetings to address regular, quarterly business matters	4
Other Meetings to address business matters that arise between quarters	10

    CORPORATE GOVERNANCE

Each director makes a diligent effort to attend all Board and committee meetings, as well as our annual meeting of stockholders. All directors attended at least 75% of the aggregate number of meetings of the Board and of the respective committees on which they served. Each of our then-serving directors attended our 2015 annual meeting of stockholders in person.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee, and a NCG Committee. A brief description of each committee is included in this Proxy Statement and the charters of the Audit, Compensation, and NCG Committees are available on the Investor Relations section of our website at http://investor.htgc.com/corporate-governance.cfm.

As of the date of this Proxy Statement, the members of each of our Board Committees are as follows (the names of the respective committee chairperson are bolded):

Audit	Compensation	Nominating and Governance
Robert Badavas Joseph Hoffman Allyn Woodward, Jr.	Susanne Lyons Allyn Woodward, Jr.	Joseph Hoffman Susanne Lyons Thomas Fallon

Each of our directors who sits on a committee satisfies the independence requirements for purposes of the rules promulgated by the NYSE and the requirements to be a non-interested director as defined in Section 2(a)(19) of the 1940 Act. Messrs. Badavas and Hoffman, Chairman and member of the Audit Committee, respectively, are each an “audit committee financial expert” as defined by applicable SEC rules.

Committee Governance

Each committee is governed by a charter that is approved by the Board, which sets forth each committee’s purpose and responsibilities. The Board reviews the committees’ charters, and each committee reviews its own charter, on at least an annual basis, to assess the charters’ content and sufficiency, with final approval of any proposed changes required by the full Board.

Committee Responsibilities and Meetings

The key oversight responsibilities of the Board’s committees, and the number of meetings held by each committee during 2015, are as follows:

Audit Committee	Number of meetings held in 2015: 5

•	Appointing, overseeing and replacing, if necessary, our independent auditor.

•	Overseeing the accounting and financial reporting processes and the integrity of the financial statements.

•	Establishing procedures for complaints relating to accounting, internal accounting controls or auditing matters.

•	Examining the independence qualifications of our auditors.

•	Assisting our Board’s oversight of our compliance with legal and regulatory requirements and enterprise risk management.

•	Assisting our Board in fulfilling its oversight responsibilities related to the systems of internal controls and disclosure controls which management has established regarding finance, accounting, and regulatory compliance.

•	Reviewing and recommending to the Board the valuation of the Company’s portfolio.

CORPORATE GOVERNANCE

Compensation Committee	Number of meetings held in 2015: 7

•	Oversees our overall compensation strategies, plans, policies and programs.

•	The approval of director and executive compensation.

•	The assessment of compensation-related risks.

Nominating and Corporate Governance Committee	Number of meetings held in 2015: 2

•	Our general corporate governance practices, including review of our Corporate Governance Guidelines.

•	The annual performance evaluation of our Board and its committees.

•	The identification and nomination of director candidates.

•	Succession planning for management.

•	Criteria considered by the NCG Committee in evaluating qualifications of individuals for election as members of the Board consist of the independence and other applicable NYSE corporate governance requirements; the 1940 Act and all other applicable laws, rules, regulations and listing standards; and the criteria, polices and principles set forth in the NCG Committee charter.

•	Considers nominees properly recommended by a stockholder. Nominations for directors may be made by stockholders if notice is timely given and if the notice contains the information required in our Bylaws. Except as noted below, to be timely, proposals and nominations of stockholders must be delivered to our secretary no earlier than November 30, 2016 and not later than 5:00 p.m., Eastern Time, on December 30, 2016. Proposals must comply with the other requirements contained in our Bylaws, including supporting documentation and other information.

Director Independence

The NYSE’s listing standards and Section 2(a)(19) of the 1940 Act require that a majority of our Board and every member of our Audit, Compensation, and NCG Committees are “independent.” Under the NYSE’s listing standards and our corporate governance guidelines, no director will be considered to be independent unless and until our Board affirmatively determines that such director has no direct or indirect material relationship with our company or our management. Our Board reviews the independence of its members annually.

In determining that Ms. Lyons and Messrs. Badavas, Woodward, Fallon, Ferguson and Hoffman are independent, our Board, through the NCG Committee, considered the financial services, commercial, family and other relationships between each director and his or her immediate family members or affiliated entities, on the one hand, and Hercules and its subsidiaries, on the other hand.

Communication with the Board

We believe that communications between our Board, our stockholders and other interested parties are an important part of our corporate governance process. Stockholders with questions about Hercules are encouraged to contact our Investor Relations department at (650) 289-3060. However, if stockholders believe that their questions have not been addressed, they may communicate with our Board by sending their communications to Hercules Capital, Inc., c/o Melanie Grace, Secretary, 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301. All stockholder communications received in this manner will be delivered to one or more members of our Board.

    CORPORATE GOVERNANCE

Mr. Woodward currently serves as the lead independent director, and he presides over executive sessions of the independent directors. Parties may communicate directly with Mr. Woodward by sending their communications to Hercules Capital, Inc., c/o Melanie Grace, Secretary at the above address. All communications received in this manner will be delivered to Mr. Woodward.

All communications involving accounting, internal accounting controls and auditing matters, possible violations of, or non-compliance with, applicable legal and regulatory requirements or our code of ethics, or retaliatory acts against anyone who makes such a complaint or assists in the investigation of such a complaint, will be referred to Melanie Grace, Secretary. The communication will be forwarded to the chair of our Audit Committee if our secretary determines that the matter has been submitted in conformity with our whistleblower procedures or otherwise determines that the communication should be so directed.

The acceptance and forwarding of a communication to any director does not imply that the director owes or assumes any fiduciary duty to the person submitting the communication, all such duties being only as prescribed by applicable law.

Code of Business Conduct and Ethics

Our code of business conduct and ethics requires that our directors and executive officers avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and the interests of Hercules. Pursuant to our code of business conduct and ethics, which is available on our website at http://investor.htgc.com/corporate-governance.cfm, each director and executive officer must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to our Audit Committee. Certain actions or relationships that might give rise to a conflict of interest are reviewed and approved by our Board.

Availability of Corporate Governance Documents

To learn more about our corporate governance and to view our corporate governance guidelines, code of business conduct and ethics, and the charters of our Audit Committee, Compensation Committee, and NCG Committee, please visit the Investor Relations page of our website at http://investor.htgc.com/corporate-governance.cfm, under “Corporate Governance.” Copies of these documents are also available in print free of charge by writing to Hercules Capital, Inc., c/o Melanie Grace, secretary, 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301.

Compensation Committee Interlocks and Insider Participation

All members of our Compensation Committee are independent directors and none of the members are present or past employees of the Company. No member of our Compensation Committee: (i) has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act; or (ii) is an executive officer of another entity, at which one of our executive officers serves on the Board.

Certain Relationships and Related Transactions

We have established a written policy to govern the review, approval and monitoring of transactions involving the Company and certain persons related to Hercules. As a BDC, the 1940 Act restricts us from participating in transactions with any persons affiliated with Hercules, including our officers, directors, and employees and any person controlling or under common control with us.

In order to ensure that we do not engage in any prohibited transactions with any persons affiliated with Hercules, our officers screen each of our transactions for any possible affiliations, close or remote, between the proposed portfolio investment, Hercules, companies controlled by us and our employees and directors.

CORPORATE GOVERNANCE

We will not enter into any agreements unless and until we are satisfied that no affiliations prohibited by the 1940 Act exist or, if such affiliations exist, we have taken appropriate actions to seek Board review and approval or exemptive relief from the SEC for such transaction.

Amendment to Charter

Effective as of April 6, 2015, we amended our charter to increase the number of shares of common stock we are authorized to issue from 100,000,000 to 200,000,000. Effective as of February 25, 2016, we amended our charter to change our name from “Hercules Technology Growth Capital, Inc.” to “Hercules Capital, Inc.” We effected the increase in authorized shares and the name change by filing an Articles of Amendments with the State Department of Assessments and Taxation of Maryland.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe, based on a review of Forms 3, 4 and 5 and amendment thereto filed with the SEC and other information known to us, that during fiscal year 2015, our directors, officers (as defined in the rules under Section 16 of the Exchange Act), and any greater than 10% stockholders have complied with all Section 16(a) filing requirements in a timely manner.

    CORPORATE GOVERNANCE

INFORMATION ABOUT EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Our executive officers perform policy-making functions for us within the meaning of applicable SEC rules. They may also serve as officers of our other subsidiaries. There are no family relationships among our directors or executive officers.

The following information outlines the name and age of our executive officers (as of the date of this Proxy Statement) and his or her principal occupation with the Company, followed by the biographical information of each of such executive officer:

Name	Age	Principal Occupation
Manuel A. Henriquez	52	Chairman and Chief Executive Officer
Mark R. Harris	45	Chief Financial Officer and Chief Accounting Officer
Scott Bluestein	37	Chief Investment Officer
Melanie Grace	47	General Counsel, Chief Compliance Officer and Secretary
Andrew Olson	33	Controller

Executive Biographies

Mr. Manuel A. Henriquez’ biography can be found under “Proposal No. 1 – Election of Directors” above.

Mark Harris joined us in 2015 as Chief Financial Officer and Chief Accounting Officer. Mr. Harris has over 20 years of experience working with public companies, as well as the mezzanine and direct lending space. Mr. Harris oversees the financial and accounting functions of the Company.

Other Prior Experience	•	Chief Financial Officer, Asia Strategy and Senior Managing Director/Head of Asia, Avenue Capital, where he lead the Asia strategy (2006-2015)
	•	Corporate Financial Controller, Hutchinson Capital (2004-2006)
	•	Vice President of Finance, Vsource (2001-2004)
	•	Manager, Global Capital Markets Group, PricewaterhouseCoopers (1995-2001)

Education/Other:	•	Master’s of Business Administration from the University of Chicago, Booth School of Business
	•	Bachelor’s in Business Administration with an emphasis in Accounting from California Polytechnic State University, San Luis Obispo
	•	Active Certified Public Accountant in California
	•	Member, Foundation Board of California Polytechnic State University, San Luis Obispo

Scott Bluestein joined us in 2010 as Chief Credit Officer. He was promoted to Chief Investment Officer in 2014. Mr. Bluestein is responsible for managing the investment teams and investments made by the Company.

Other Prior Experience	•	Founder and Partner, Century Tree Capital Management (2009-2010)
	•	Managing Director, Laurus-Valens Capital Management, an investment firm specializing in financing small and microcap growth-oriented businesses through debt and equity securities (2003-2010)
	•	Member of Financial Institutions Coverage Group focused on Financial Technology, UBS Investment Bank (2000-2003)

Education/Other:	•	Bachelor’s in Business Administration from Emory University

EXECUTIVE OFFICERS

Melanie Grace joined us in 2015 as General Counsel, Chief Compliance Officer and Secretary. She has over 15 years of experience representing public and private companies in securities, compliance and transactional matters. Ms. Grace oversees the legal and compliance function for the Company and serves as secretary for the Company and select subsidiaries.

Other Prior Experience	•	Chief Legal Officer and Corporate Secretary, WHV Investments, Inc. where she also served as interim Chief Compliance Officer (2011-2015)
• Member, Management, Operations and Proxy Committees, WHV Investments, Inc. (2013-2015)
• Chair, Ethics Committee, WHV Investments, Inc. (2013-2015)
	•	Chief Counsel, Corporate, NYSE Euronext (2005-2008)
	•	Associate, Fenwick & West LLP (2000-2005)

Education/Other:	•	Bachelor’s and Master’s in History from the University of California, Riverside
	•	Juris Doctor from Boston University School of Law
	•	Member, State Bar of California
	•	Designated Investment Adviser Certified Compliance Professional®

Andrew Olson joined us in 2014 as Corporate Controller. He has served as our Interim Chief Financial Officer (June 9, 2015 to August 1, 2015). Currently, Mr. Olson is our Vice President of Finance and Senior Controller and is responsible for financial and regulatory reporting, financial planning and analysis, and financial systems design and implementation.

Other Prior Experience	•	Senior Manager in Financial Services practice of PricewaterhouseCoopers, LLP San Francisco and Hong Kong where he developed extensive experience providing audit and consulting services to both regional and international institutions (2006-2014)

Education/Other:	•	Bachelor’s in Business Economics from the University of California
	•	Active Certified Public Accountant in California

    EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation and Discussion Analysis discusses our 2015 executive compensation program, as it relates to the following executive officers:

Manuel A. Henriquez	Chairman of the Board of Directors and Chief Executive Officer (“CEO”)
Mark R. Harris	Chief Financial Officer (“CFO”)
Scott Bluestein	Chief Investment Officer
Melanie Grace	General Counsel, Chief Compliance Officer and Secretary
Andrew Olson	Controller
Jessica Baron	Former Chief Financial Officer[1]

We refer to Messrs. Henriquez, Harris, Bluestein and Olson and Ms. Grace as our “named executive officers,” or “NEOs” and Ms. Baron as our “former NEO”.

Executive Summary

Under the oversight of our Compensation Committee, the Company’s executive compensation program is designed to attract, incent and retain talented individuals who are critical to our continued success and our corporate growth and who will deliver sustained strong performance over the longer term. Our executive compensation program is designed to motivate the Company’s executive officers to maintain the financial strength of the Company while avoiding any inappropriate focus on short-term profits that would impede the Company’s long-term growth and encourage excessive risk-taking.

For 2015, the Company continued to review and enhance our compensation practices in accordance with our executive compensation philosophy with respect to company performance on a five-year period from 2011 to 2015 and relative peer performance on the one and three-year and occasionally five-year periods (the “Performance Periods”). (See “Compensation Philosophy and Objectives” below). The Company’s incentive compensation practices are significantly limited by the requirements imposed on us as an internally managed business development company pursuant to the 1940 Act. (See “Limitations on Non-Equity Incentive Plans” below). The Company believes that compensation paid to our NEOs for 2015 was commensurate with the Company’s overall absolute performance as well as our performance relative to peers during the relevant Performance Periods. As discussed further below, our NEOs were compensated to reflect the Company’s performance during the relevant Performance Periods (See “Performance Highlights and Assessment of Company Performance” below) as well as individual performance.

In addition to key factors involved in the 2015 decisions made by the Compensation Committee, we also discuss changes to our executive officer compensation program (See “2016 Changes to Executive Compensation” below). For example, we have enhanced and expanded the scope of our clawback policy to include all Section 16 officers, not only the CEO and CFO pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (See “Clawback Policy” below).

Further information relating to our financial performance during 2015 is provided in our annual report on Form 10-K for the fiscal year ending December 31, 2015. You are encouraged to read our 2015 annual report on Form 10-K in connection with this Proxy Statement.

Compensation Philosophy and Objectives

As an internally managed BDC, the Company’s compensation program is designed to encourage the NEOs to think and act like stockholders. The structure of the NEOs’ compensation program is designed to encourage and reward the following factors, among other things:

•	sourcing and pursuing attractively priced investment opportunities to venture-backed companies;

[1]	Ms. Baron separated from employment with the Company on June 9, 2015.

EXECUTIVE COMPENSATION

•	achieving the Company’s dividend objectives (which focus on stability and potential growth);

•	maintaining credit quality, monitoring financial performance and ultimately managing a successful exit of the Company’s investment portfolio;

•	providing compensation and incentives necessary to attract, motivate and retain key executives critical to our continued success and growth;

•	focusing management behavior and decision-making on goals that are consistent with the overall strategy of the business;

•	ensuring a linkage between NEO compensation and individual contributions to our performance; and

•	risk management.

We believe that our continued success during 2015 was attributable to our ability to attract, motivate and retain the Company’s outstanding executive team through the use of both short- and long-term incentive compensation programs, especially in a difficult business environment and against strong competition for top-quality executive talent in the venture debt industry.

The Company’s compensation objectives are achieved through its executive compensation program, which for 2015 consisted of the following:

ELEMENTS OF EXECUTIVE COMPENSATION
Compensation Element	Form of Compensation	Compensation Objective
Annual Base Salary	Cash paid on a regular basis throughout the year	Provide a level of fixed income that is competitive to allow the Company to retain and attract executive talent
Annual Cash Bonus Awards	Cash awards paid on an annual basis following year-end	Reward NEOs who contribute to our financial performance and strategic success during the year, and reward individual achievements
Long-Term Equity Incentive Awards	Equity incentive awards vest 1/3 on a one-year cliff with remaining 2/3 vesting quarterly over two years based on continued employment with the Company	Reward NEOs who contribute to our success through the creation of shareholder value and to provide meaningful retention incentives, and reward individual achievements

    EXECUTIVE COMPENSATION

The compensation program is designed to reflect best practices in executive compensation:

2015 GOVERNANCE “BEST PRACTICES” HIGHLIGHTS OF EXECUTIVE COMPENSATION
No employment agreements for NEOs.	No cash severance payments.
No guaranteed retirement benefits.	No executive perquisite allowances beyond the benefit programs offered to all employees.
No tax gross ups for NEOs.	No repricing of stock options without stockholder approval, as required under applicable NYSE rules (and subject to other requirements under the 1940 Act).
Maintain stock ownership guidelines for NEOs to own at least two times his or her salary.	Routinely engage an independent compensation consultant to review NEO compensation.
Clawback policy for CEO and CFO pursuant to Section 304 of Sarbanes-Oxley of 2002.	No change in control benefits.
No pension.

Executive Compensation Governance

The Company’s executive compensation program is supported by strong corporate governance and Board-level oversight. The Compensation Committee provides primary oversight of our compensation programs, including the design and administration of executive compensation plans, assessment and setting of corporate performance, as well as individual performance, metrics, and the approval of executive compensation. In addition, the Compensation Committee retains an independent compensation consultant, and where appropriate, discusses compensation-related matters with our CEO, as it relates to the other NEOs. The Compensation Committee developed our 2015 compensation program, and the compensation paid to our NEOs during and in respect of 2015 was approved by the Compensation Committee as well as all of our independent directors.

•	Role of Compensation Committee: The Compensation Committee is comprised entirely of independent directors who are also non-employee directors as defined in Rule 16b-3 under the Exchange Act, independent directors as defined by the NYSE rules, and are not “interested persons” of the Company, as defined by Section 2(a)(19) of the 1940 Act. Ms. Lyons and Mr. Woodward comprise the Compensation Committee. Ms. Lyons chairs the Compensation Committee.

The Compensation Committee operates pursuant to a charter that sets forth its mission, specific goals and responsibilities. A key component of the Compensation Committee’s goals and responsibilities is to evaluate, approve and/or make recommendations to our Board of directors regarding the compensation of our NEOs, and to review their performance relative to their compensation to assure that they are compensated in a manner consistent with the compensation philosophy discussed above. In addition, the Compensation Committee evaluates and makes recommendations to our Board of directors regarding the compensation of the directors for their services. Annually, the Compensation Committee:

•	evaluates our CEO’s performance,

•	reviews our CEO’s evaluation of the other NEOs’ performance,

•	determines and approves the compensation paid to our CEO, and

•	with input from our CEO, reviews and approves the compensation of the other NEOs.

EXECUTIVE COMPENSATION

The Compensation Committee periodically reviews our compensation programs and equity incentive plans to ensure that such programs and plans are consistent with our corporate objectives and appropriately align our NEOs’ interests with those of our stockholders. The Compensation Committee also administers our stock incentive program. The Compensation Committee may not delegate its responsibilities discussed above.

•	Role of Compensation Consultant: The Compensation Committee has engaged Frederic W. Cook & Co., Inc., or F.W. Cook, as an independent outside compensation consultant to assist the Compensation Committee and provide advice on a variety of compensation matters relating to CEO compensation, compensation paid to our other NEOs, peer group selection, compensation program design, market and industry compensation trends, director compensation levels and regulatory developments. F.W. Cook was hired by and reports directly to the Compensation Committee. Our compensation consultant does not provide any other services to the Company. The Compensation Committee has assessed the independence of F.W. Cook pursuant to the NYSE rules, and it has been concluded that the consultant’s work for the Compensation Committee does not raise any conflict of interest.

•	Role of Chief Executive Officer: From time to time and at the Compensation Committee’s request, our CEO will attend the Compensation Committee’s meetings to discuss the Company’s performance and compensation-related matters. Our CEO does not attend executive sessions of the Compensation Committee, unless invited by the Compensation Committee. While our CEO does not participate in any deliberations relating to his own compensation, our CEO reviews on at least an annual basis the performance of each of the other NEOs and other executive officers. Based on these performance reviews and the Company’s overall absolute and relative performance, our CEO makes recommendations to the Compensation Committee on any changes to base salaries, annual bonuses and equity awards. The Compensation Committee considers the recommendations submitted by our CEO, as well as data and analysis provided by management and F.W. Cook, but retains full discretion to approve and/or recommend for Board approval all executive and director compensation.

Competitive Benchmarking Against Peers

To determine the competitiveness of executive compensation levels, the Compensation Committee analyzes a group of internally and externally managed BDCs as set forth below (the “Peer Group”). However, the Compensation Committee does not specifically benchmark the compensation of our NEOs against that paid by other companies. Moreover, many of these entities do not publicly report the compensation of their executive officers nor do they typically report publicly information on their corporate performance. While various salary surveys from other private sources may become available to the Company with regard to these private entities, the Company believes that, among other reasons, without accurate, publicly disclosed information that would serve as benchmarks, it is not appropriate for the Company to set formal benchmarking procedures.

During 2015, the Compensation Committee, based on the advice of F.W. Cook, reviewed the peer group used in connection with prior compensation decisions. Based on this review, and the advice of F.W. Cook, the Compensation Committee updated our Peer Group to better align it to our business. Our Peer Group was used as a factor in determining the annual cash bonus awards made with respect to 2015 (but paid in 2016), along with the various performance metrics outlined below under “Performance Highlights and Assessment of Company Performance,” as well as the further considerations further described below under “Annual Cash Bonus Awards”. We emphasize that the list below is not one of exact peers. There are few internally managed BDCs and none of them are directly comparable to the Company in business strategies, assets under management, typical investment size and market capitalization. Items reviewed, among others, were certain corporate and executive performance measures established to achieve total returns for stockholders and our expense “efficiency ratio” compared to other BDCs in our Peer Group (which is calculated by taking total general and administrative expenses and dividing it by the company’s total revenue).

    EXECUTIVE COMPENSATION

HERCULES PEER GROUP
Internally Managed BDCs	Externally Managed BDCs
American Capital	Apollo Investment	Ares Capital
KCAP Financial	BlackRock Kelso Capital	Fifth Street Finance
Main Street Capital	FS Investment Corporation	Goldman Sachs BDC
Triangle Capital	Golub Capital BDC	Medley Capital
	New Mountain Finance	PennantPark Investment
	Prospect Capital	Solar Capital
	TCP Capital	THL Credit
	TICC Capital	TPG Specialty

The items taken into account by the Compensation Committee in relation to other internally managed BDCs include, but are not limited to, base compensation, bonus compensation, restricted stock awards, and other compensation. In relation to externally managed BDCs, fees charged, including the base management fee (1.375% to 2.00%), administration fee (if applicable), incentive fee (17.5% to 20.0%) and capital gains fee (17.50% to 20.0%), are also taken into consideration.

Limitations Imposed by the 1940 Act Relating to Implementation of Non-Equity Incentive Plans

We are an internally-managed, non-diversified, closed-end investment company that has elected to be regulated as a BDC under the 1940 Act. As a BDC, we are required to comply with certain regulatory requirements, including the 1940 Act Requirements. The 1940 Act Requirements provide that the Company may maintain either an equity incentive plan or a “profit sharing plan”. A “profit sharing plan” as defined under the 1940 Act is any written or oral plan, contract, authorization or arrangement, or any practice, understanding or undertaking whereby amounts payable under the compensation plan are dependent upon or related to the profits of the company. The SEC has stated that compensation plans possess profit-sharing characteristics if an investment company is obligated to make payments under such a plan based on the level of income, realized gains or loss on investments or unrealized appreciation or depreciation of assets of such investment company.

The Company believes that equity incentives strongly align the interests of our stockholders with our NEOs, and, accordingly, an equity incentive plan was adopted in 2004. Since the Company has adopted the Equity Plan, the 1940 Act Requirements prohibit us from also implementing a “profit sharing plan”.

Why is this important to the Company’s executive compensation? The 1940 Act Requirements that restrict the Company to sponsoring either an equity incentive plan or a “profit sharing plan” limit the Company’s use of formulas or non-discretionary objective performance goals or criteria in its incentive plans. This means that the Compensation Committee is not permitted to use a nondiscretionary formulaic application of any performance criteria for corporate and individual goals to determine compensation. Rather, the Compensation Committee must take into consideration all factors and use its discretion to determine the appropriate amount of compensation for our NEOs. The Compensation Committee’s objective is to work within this regulatory framework to maintain and motivate pay-for-performance alignment, to establish appropriate compensation levels relative to our Peer Group and to implement compensation best practices.

2015 Advisory Vote on Executive Compensation

At our 2015 annual meeting of stockholders, our advisory vote on say-on-pay received support from our stockholders (approximately 58.8% of votes cast). In response to our 2014 and 2015 say-on-pay votes, the Company made certain structural changes to its compensation program. Please see “2016 Changes to Executive Compensation” below.

The Company believes that the continuing dialogue with our stockholders on company performance, compensation and other governance matters is important. In advance of our 2016 annual meeting of

EXECUTIVE COMPENSATION

stockholders, management engaged in numerous direct dialogues with our largest institutional shareholders, as well as a number of other institutional shareholders, to gain broad-based and/or specific insights into the Company’s overall performance, operating expenses, including executive compensation and corporate governance practices. In addition, we invited each of our institutional stockholders holding more than 1% of the Company’s stock to speak directly with management specifically on executive compensation and corporate governance practices.

The Company anticipates continuing our stockholder engagement efforts following the 2016 annual meeting and in advance of our future annual meetings.

Performance Highlights and Assessment of Company Performance

In determining the compensation for our NEOs, the Compensation Committee evaluates our performance relative to our Peer Group (See “Competitive Benchmarking Against Peers” above), as well as Company-specific absolute performance factors over the relevant Performance Periods. In 2015, relative and company-specific factors included:

Key Performance Indicators	Metric	Performance Period Outcomes
		2015	2014	2013	2012	2011
	Total of New Fundings (in $ millions)	712.3	621.3	500.7	554.9	449.9
	Total Investments at Cost (in $ millions)	1,252.3	1,035.3	906.3	914.3	656.5
	Net Interest Margin (in $ million)	120.2	108.1	104.6	73.8	64.0

    EXECUTIVE COMPENSATION

•	Total New Fundings: Debt and equity fundings grew from $449.9 million in 2011 to $712.3 million in 2015 or a CAGR of 12.2%, as we continue to expand our origination team, increase our market share and organically grow our business via a record funding year for Hercules.

•	Total Investments: Total investments increased to $1,252.3 million in 2015 from $656.5 million in 2011, a CAGR of 14.9% due to record new fundings, combined with the monetization of our warrants and equity positions.

•	Net Interest Margin: We continue to grow our net interest margin due to strong portfolio growth and effectively managing our weighted average cost of debt.

Execution Across Performance Metrics	Metric	Performance Period Outcomes
		2015	2014	2013	2012	2011
	Liquidity Levels (in $ millions)	195.2	377.1	373.4	288.0	184.3
	Available Unfunded Commitments (in $ millions)	75.4	147.7	69.1	19.3	76.1
	Cumulative Net Realized Losses (in $ millions)	6.9	12.0	32.1	47.0	50.1
	Dividend Yield (%)(1)	10.2	8.3	6.8	8.5	9.3

EXECUTIVE COMPENSATION

•	Liquidity Levels: The use of our credit facilities has been an integral component of our treasury management as we minimize our cash drag on our assets via the use of our warehouse facilities. These facilities have a low interest cost and allow us to build up our asset base for future offerings at competitive rates.

•	Available Unfunded Commitments: We have done an outstanding job on managing our Available Unfunded Commitments. Our Available Unfunded Commitments was 6.5% of our loan portfolio at the end of 2015, where as in 2014 it was 15.5%.

•	Cumulative Net Realized Losses: We continue to demonstrate strong credit management and nothing shows this more than our cumulative net loan losses, where we finished in 2015 at $6.9 million on commitments of $5.7 billion. In 2011, our cumulative net realized losses were $50.1 million since inception, demonstrating our ability to manage our portfolio effectively over the last 5 years.

•	Dividend Yield: We saw our Dividend Yield grow to 10.2% at the end of 2015, which is above our target of 6% and 8%. We believe that our continued strong performance will be recognized and our Dividend Yields will adjust to the range we believe is representative of our stock price.

(1)	Dividend Yield: Dividend Yield is a financial ratio that indicates the amount of dividends paid by the Company relative to its share price and is calculated as annual dividends per share divided by price per share as of measurement date.

    EXECUTIVE COMPENSATION

Superior Relative Performance	Metric	Performance Period Outcomes
		2015		2014		2013
		HTGC	Peer Group(1)	HTGC	Peer Group	HTGC	Peer Group
	Return on Average Assets (ROAA) excl. Cash	6.4%	6.0%	7.2%	6.3%	7.7%	6.6%
	Return on Average Equity (ROAE)	10.7%	10.5%	11.2%	10.1%	12.5%	10.2%
	Net Interest Margin % (NIM)	9.5%	9.5%	9.0%	9.5%	9.2%	10.2%

	Total Shareholder Return (TSR)(2)	Performance Period Outcomes
		1-Year		3-Year		5-Year
		HTGC	Peer Group	HTGC	Peer Group	HTGC	Peer Group
		-9.7%	-2.1%	41.8%	-0.2%	70.0%	26.2%

•	2015 Return on Average Assets (excl. cash): We exceeded the performance of 70% of our Peer Group by generating a 6.4% return on average assets (excl. cash).
•	2015 Return on Average Equity: We generated a 10.7% return on average equity, outperforming 55% of our Peer Group, while maintaining less leverage in relation to our peers.
•	Net Interest Margin: We improved net interest margin by 300 basis points from 2013 to 2015, in contrast to a 700 basis point decline in the median net interest margin of the Peer Group.
•	Three-Year and Five-Year Average Total Shareholder Return: We outperformed the majority of our Peer Group by generating an average total shareholder return of 41.8% compared to the peer group median of -0.2% over three years and 70.0% over 5 years compared to the peer group median of 26.2%.

(1)	Peer Group is defined above on page 32.
(2)	Total Shareholder Return: Total Shareholder Return is a measure of shareholder performance over time and is calculated as the share price at the beginning of the performance period minus the share price at the end of such performance period plus dividends divided by the share price at the beginning of the performance period.

EXECUTIVE COMPENSATION

Assessment of Company Performance

In determining annual compensation for our NEOs, the Compensation Committee analyzes and evaluates the individual achievements and performance of our NEOs as well as the overall relative and absolute operating performance and achievements of the Company. We believe that the alignment of (i) our business plan, (ii) stockholder expectations and (iii) our employee compensation is essential to long-term business success and the interests of our stockholders and employees and to our ability to attract and retain executive talent, especially in a competitive environment for top-quality executive talent in the venture debt industry. Our business plan involves taking on credit risk over an extended period of time, and a premium is placed on our ability to maintain stability and growth of net asset values as well as continuity of earnings growth to pass through to stockholders in the form of recurring dividends over the long term. Our strategy is to generate income and capital gains from our investments in the debt with warrant securities, and to a lesser extent direct equity, of our portfolio companies. This income supports the anticipated payment of dividends to our stockholders. Therefore, a key element of our return to stockholders is current income through the payment of dividends. This recurring payout requires a methodical asset acquisition analyses as well as highly active monitoring and management of our investment portfolio over time. To accomplish these functions, our business requires implementation and oversight by management and key employees with highly specialized skills and experience in the venture debt industry. A substantial part of our employee base is dedicated to the generation of new investment opportunities to allow us to sustain dividends and to the maintenance of asset values in our portfolio. In addition to the performance factors above, the Company considered the following Company-specific performance factors over the relevant Performance Periods: overall credit performance, performance against annual gross funding goals, overall yields, efficiency ratios, total and net investment income and realized and unrealized gains and losses.

Elements of Executive Compensation and 2015 Compensation Determinations

Base Salary

We believe that base salaries are a fundamental element of our compensation program. The Compensation Committee establishes base salaries for each NEO to reflect (i) the scope of the NEO’s industry experience, knowledge and qualifications, (ii) the NEO’s position and responsibilities and contributions to our business growth and (iii) salary levels and pay practices of those companies with whom we compete for executive talent.

The Compensation Committee considers base salary levels at least annually as part of its review of the performance of NEOs and from time to time upon a promotion or other change in job responsibilities. During its review of base salaries for our executives, the Compensation Committee primarily considers: individual performance of the executive, including leadership and execution of strategic initiatives and the accomplishment of business results for our company; market data provided by our compensation consultant; our NEOs total compensation, both individually and relative to our other NEOs; and for NEOs other than the CEO, the base salary recommendations of our CEO. Mr. Olson’s base salary was increased to $186,250 effective June 1, 2015, reflecting a $45,000 increase. Such increase was related to Mr. Olson’s assumption of additional responsibilities as well as service as Interim CFO after Jessica Baron left the Company.

NEO	2015 Base Salary(1)
Manuel Henriquez	$779,762
Mark Harris	$166,667
Scott Bluestein	$420,000
Melanie Grace	$79,167
Andrew Olson	$186,250

(1)	Mr. Harris became employed by the Company on August 3, 2015. The base salary amount reported above reflects the base salary paid to Mr. Harris between August 3, 2015 and December 31, 2015. Ms. Grace became employed by the Company on September 17, 2015. The base salary amount reported above reflects the base salary paid to Ms. Grace between September 17, 2015 and December 31, 2015.

    EXECUTIVE COMPENSATION

Annual Cash Bonus Awards

The Compensation Committee, together with input from our CEO, developed a specific bonus pool for the 2015 operating year to be available for our annual cash bonus program. The amount determined to be available for our annual cash program was dependent upon many factors, including those outlined previously under “Performance Highlights and Assessment of Company Performance.”

The Compensation Committee designs our annual cash bonuses to motivate our NEOs to achieve financial and non-financial objectives consistent with our operating plan. The Compensation Committee generally targets cash bonuses to 50% to 100% of an NEO’s base salary; however, such bonus amounts may exceed these targets in the event of exceptional company and individual performance.

The Compensation Committee retains complete discretion in the sizing and awarding of cash bonuses for each NEO to ensure that individual bonus determinations appropriately balance the interests of our stockholders, while rewarding an NEO’s contributions to our performance. Accordingly, should actual company and NEO performance exceed expectations the Compensation Committee may adjust individual cash bonuses to take such superior performance into account. Conversely, if company and NEO performance is below expectations, the Compensation Committee will consider such performance in determining the NEO’s actual cash bonus.

In evaluating the performance of our NEOs to arrive at their 2015 cash bonus awards, the Compensation Committee considered the performance factor achievements discussed above under “Performance Highlights and Assessment of Company Performance,” and the Compensation Committee specifically compared our performance and the returns of our stockholders against the performance and shareholder returns of other BDCs.

When sizing our cash bonus pool and allocating bonus awards, the total compensation paid to our NEOs and other employees is evaluated against the expense ratios of other BDCs. With respect to 2015, company-wide compensation expense as a percentage of average assets among the peers in the Peer Group was considered. For the fiscal year ended December 31, 2015, the ratio of our compensation expense divided by total revenue was below the median of the our Peer Group.

Based on the foregoing considerations and analysis, and after due deliberation, the Compensation Committee awarded our current NEOs the following annual cash bonuses with respect to 2015.

NEO	2015 Cash Bonus Award(1)
Manuel Henriquez	$1,000,000
Mark Harris	$200,000
Scott Bluestein	$525,000
Melanie Grace	$50,000
Andrew Olson	$195,000

(1)	Mr. Harris’ and Ms. Grace’s 2015 bonuses were paid on a prorated basis due to their August 3, 2015 and September 17, 2015 employment dates, respectively.

Long-Term Equity Incentive Compensation

2004 Equity Incentive Plan

Our long-term equity incentive compensation is designed to develop a strong linkage between pay and our strategic goals and performance, as well as to align the interests of our NEOs, and other executives and key employees, with those of our stockholders by awarding long-term equity incentives in the form of stock options and restricted stock. These awards are made pursuant to our Equity Plan, which permits both options and restricted stock awards.

We believe that annual restricted stock awards to our NEOs are a critical part of our compensation program as they allow us to:

•	align our business plan, stockholder interests and employee concerns,

EXECUTIVE COMPENSATION

•	manage dilution associated with equity-based compensation,

•	match the return expectations of the business more closely with our equity-based compensation plan, and

•	retain key management talent.

We believe that restricted stock motivates performance that is more consistent with the type of return expectations that we have established for our stockholders. Accordingly, the Company awards restricted stock award grants to our NEOs. These awards, if granted, typically vest over three (3) years.

Grant Practices for Executive Officers

In 2015, the Compensation Committee and all independent directors of the Board approved restricted stock awards to executive officers and all newly-hired executive officers. Annual equity compensation grants to executive officers have typically been granted in the first quarter of the year. The Company does not grant stock options to executive officers. As a result, there were no option grants to our NEOs in 2015.

Restricted Stock Awards

In January 2016, the Compensation Committee assessed each current NEO’s individual performance for 2015, our overall company performance in 2015 (including the performance factors detailed above under “Performance Highlights and Assessment of Company Performance” and “Annual Cash Bonus Awards”) and the levels of equity compensation paid by other companies with whom we compete for executive talent. Based on this assessment, the Compensation Committee determined that the following restricted stock awards be made to our current NEOs with respect to 2015, in the amounts and on the dates set forth below to reward them for services performed in 2015. These restricted stock awards vest as to one-third of the shares underlying the awards on the first anniversary of the grant date, and they vest as to the remaining shares in equal quarterly installments over the next two years.

NEO	Grant Date	Restricted Stock Awards	Fair Value of Restricted Stock Awards(1)
Manuel Henriquez	1/10/2016	333,500	$4,005,335
Scott Bluestein	1/10/2016	104,000	$1,249,040
Mark Harris	1/10/2016	33,000	$396,330
Melanie Grace	1/10/2016	9,400	$112,894
Andrew Olson	1/10/2016	6,000	$72,060

(1)	Based on the closing price per share of our common stock of $12.01 on January 8, 2016.

Other Elements of Compensation

•	Severance: No NEO or employee of the Company has a written severance agreement or other arrangement providing for payments or benefits upon a termination of employment.

•	Benefits and Perquisites: Our NEOs receive the same benefits and perquisites as other full-time employees. Our benefits program is designed to provide competitive benefits and is not based on performance. Our NEOs and other full-time employees receive health and welfare benefits, which consist of life, long-term and short-term disability, health, dental, vision insurance benefits and the opportunity to participate in our defined contribution 401(k) plan. During 2015, our 401(k) plan provided for a match of contributions by the company for up to $18,000 per full-time employee. Other than the benefits set forth immediately above, our NEOs are not entitled to any other benefits or perquisites.

•	Potential Payments Upon Termination or Change of Control: No NEO or employee of the Company has a written employment agreement, or other agreement, providing for payments or other benefits in connection with a change of control of the Company. Further, no NEO or any other employee is entitled to any tax gross-up payments.

    EXECUTIVE COMPENSATION

Pay-for-Performance Alignment

The Company believes that there exists an alignment between the compensation of our NEOs and our performance over the relevant Performance Periods. As noted above, a broad range of individual performance factors and company performance factors are analyzed each year, including total shareholder return and relative performance to our Peer Group. The objective in analyzing these key performance factors is to align NEO compensation to our performance relative to our Peer Group and our absolute corporate performance.

Finally, in measuring our relative performance for 2015 compensation decisions, the Compensation Committee considered several factors against our Peer Group, including return on average assets, return on average equity, net interest margin and total shareholder return.

The Company’s annual bonus and equity awards constitute an effective mix of short- and long-term compensation components and reflect key measures of our performance and the returns enjoyed by our stockholders. Consistent with our pay-for-performance philosophy, the Compensation Committee will make future compensation decisions taking into account our absolute and relative performance, and, if our future performance were to fall significantly below our peers, the Compensation Committee would consider adjusting NEO compensation prospectively.

Total Compensation Expense Relative to other Internally Managed BDCs

In determining annual bonus awards, the total compensation paid to our NEOs and other employees against the expense ratios of other internally managed BDCs was considered.

Internal Pay Equity Analysis

Our compensation program is designed with the goal of providing compensation to our NEOs that is fair, reasonable, and competitive. To achieve this goal, the Company believes it is important to compare compensation paid to each NEO not only with compensation in our comparative group companies, as discussed above, but also with compensation paid to each of our other NEOs. Such an internal comparison is important to ensure that compensation is equitable among our NEOs.

As part of the Compensation Committee’s review, we made a comparison of our CEO’s total compensation paid for the year ending December 31, 2015 against that paid to our other NEOs during the same year. Upon review, the Compensation Committee determined that our CEO’s compensation relative to that of our other NEOs was appropriate because of his level and scope of responsibilities, expertise and performance history, and other factors deemed relevant by the Compensation Committee. The Compensation Committee also reviewed the mix of the individual elements of compensation paid to our NEOs for this period, the individual performance of each NEO and any changes in responsibilities of the NEO.

Stock Ownership Guidelines

The Company maintains stock ownership guidelines, which are outlined in our corporate governance guidelines, because we believe that material stock ownership by our executives plays a role in effectively aligning the interests of these employees with those of our stockholders and strongly motivates our executives to build long-term shareholder value. Pursuant to our stock ownership guidelines, each member of senior management is required to beneficially own at least two times the individual’s annual salary in Company common stock, based on market value, within three years of joining the Company. Our Board may make exceptions to this requirement based on particular circumstances; however, no exceptions have been made for our current NEOs. Messrs. Henriquez and Bluestein have met their minimum guidelines as of April 15, 2016.

EXECUTIVE COMPENSATION

Tax and Accounting Matters

Stock-Based Compensation. We account for stock-based compensation, including options and shares of restricted stock granted pursuant to our Equity Plan and 2006 Non-Employee Director Plan in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. Under the FASB ASC Topic 718, we estimate the fair value of our option awards at the date of grant using the Black-Scholes-Merton option-pricing model, which requires the use of certain subjective assumptions. The most significant of these assumptions are our estimates on the expected term, volatility and forfeiture rates of the awards. Forfeitures are not estimated due to our limited history but are reversed in the period in which forfeiture occurs. As required under the accounting rules, we review our valuation assumptions at each grant date and, as a result, are likely to change our valuation assumptions used to value stock-based awards granted in future periods. We estimate the fair value of our restricted stock awards based on the grant date market closing price.

Deductibility of Executive Compensation. When analyzing both total compensation and individual elements of compensation paid to our NEOs, the Company considers the income tax consequences to the Company of its compensation policies and procedures. In particular, the Company considers Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which limits the deductibility of non-performance-based compensation paid to certain of the NEOs to $1,000,000 per affected NEO. The Compensation Committee intends to balance its objective of providing compensation to our NEOs that is fair, reasonable, and competitive with the Company’s ability to claim compensation expense deductions. Our Board believes that the best interests of the Company and our stockholders are served by executive compensation programs that encourage and promote our principal compensation philosophy, enhancement of shareholder value, and permit the Compensation Committee to exercise discretion in the design and implementation of compensation packages. Accordingly, we may from time to time pay compensation to our NEOs that may not be fully tax deductible, including certain bonuses and restricted stock. Stock options granted under our stock plan are intended to qualify as performance-based compensation under Section 162(m) of the Code. The Company will continue to review its executive compensation plans periodically to determine what changes, if any, should be made as a result of any deduction limitations.

Clawback Policy

The Company has a clawback policy pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”). Section 304 of Sarbanes-Oxley requires our CEO and CFO to reimburse the Company for certain compensation and stock sale profits received if the Company is required to restate financial statements due to material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws. Beginning in 2016, the Company has expanded this policy to include all Section 16 officers and made other changes to the policy as well (See “2016 Changes to Executive Compensation, below).

2016 Changes to Executive Compensation

In response to our 2014 and 2015 say-on-pay votes, the Compensation Committee consulted with our compensation consultant, F.W. Cook, to revise the Company’s 2016 executive compensation in order to alleviate stockholder concerns and more directly align all elements of NEO compensation to individual performance. The following changes will be implemented for 2016:

•	Clawback Policy for Section 16 Officers

With respect to the Company’s clawback policy, beginning in 2016, the Company has

•	broadened its clawback policy to apply to all Section 16 officers; and

•	broadened the scope of its clawback policy beyond financial restatements.

    EXECUTIVE COMPENSATION

Pursuant to this expanded clawback policy, for payments that are predicated on financial results augmented by fraud, embezzlement, gross negligence or deliberate disregard of applicable rules resulting in significant monetary loss, damage or injury to the Company (“Excess Compensation”), the Compensation Committee has the authority to seek repayment of any Excess Compensation, including:

•	cancellation of unvested, unexercised or unreleased equity incentive awards; and

•	repayment of any compensation earned on previously exercised or released equity incentive awards whether or not such activity resulted in a financial restatement. The Compensation Committee will have sole discretion under this policy, consistent with any applicable statutory requirements, to seek reimbursement of any Excess Compensation paid or received by the Section 16 officer or director for up to a 12-month period prior to the date of the Compensation Committee action to require reimbursement of the Excess Compensation. Any clawback of Excess Compensation must be based upon fraud adjudicated by a court of competent jurisdiction or a financial restatement. Further, following a restatement of our financial statements, we will recover any compensation received by the CEO and CFO that is required to be recovered by Section 304 of the Sarbanes-Oxley.

For purposes of this policy, Excess Compensation will be measured as the positive difference, if any, between the compensation earned by a Section 16 officer or director and the compensation that would have been earned by the Section 16 officer or director had the fraud, embezzlement, gross negligence or deliberate disregard of applicable rules resulting from significant monetary loss, damage or injury to the Company not occurred.

•	Corporate Goals (50% of Executive Officer Incentive Compensation)

For 2016, the Compensation Committee will develop corporate goals that must be achieved in order for all executive officers to receive up to 50% of their incentive compensation. These goals include operational performance as well as performance relative to the Company’s peer group. While the criteria may not be weighted, the Compensation Committee will take into consideration each of these factors to determine whether the executive officers are eligible for up to 50% of the proposed incentive compensation. The Compensation Committee believes that the corporate goals applicable to all executive officers create an alignment not only with shareholders but also to the Company’s business strategy and performance goals.

•	Defined Individual Goals (50% of Executive Officer Incentive Compensation)

For 2016, the Compensation Committee will develop individual goals for each executive officer based on conversations with both the CEO and the respective executive officer. Each set of individual goals will be unique to the executive officer’s responsibilities and position within the Company. While each of the factors may not be weighted, the Compensation Committee will take into consideration each of these factors to determine whether the executive officers are eligible for up to 50% of the executive officer’s incentive compensation.

Risk Assessment of the Compensation Programs

Our Board believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. The Company has designed our compensation programs, including our incentive compensation plans, with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. We use common variable compensation designs, with a significant focus on individual contributions to our performance and the achievement of absolute and relative corporate objectives, as generally described in this Compensation Discussion and Analysis.

In view of the current economic and financial environment, the Compensation Committee and the Board reviewed our compensation programs to assess whether any aspect of the programs would encourage

EXECUTIVE COMPENSATION

any of our employees to take any unnecessary or inappropriate risks that could threaten the value of the Company. The Company has designed our compensation programs to reward our employees for achieving annual profitability and long-terms increase shareholder value.

Our Board recognizes that the pursuit of corporate objectives possibly leads to behaviors that could weaken the link between pay and performance, and, therefore, the correlation between the compensation delivered to employees and the long-term return realized by stockholders. Accordingly, our executive compensation program is designed to mitigate these possibilities and to ensure that our compensation practices are consistent with our risk profile. These features include the following:

•	bonus payouts and equity incentive awards that are not based solely on corporate performance objectives, but are also based on individual performance levels,

•	the financial opportunity in our long-term equity incentive program that is best realized through long-term appreciation of our stock price, which mitigates excessive short-term risk-taking,

•	annual cash bonuses that are paid after the end of the fiscal year to which the bonus payout relates,

•	the engagement and use of a compensation consultant,

•	the institution of stock ownership guidelines applicable to our executive officers, and

•	final decision making by our Compensation Committee and our Board of directors on all awards.

Additionally, the Company performed an assessment of compensation-related risks for all of our employees. Based on this assessment, we concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. In making this evaluation, the Company reviewed the key design elements of our compensation programs in relation to industry “best practices,” as well as the means by which any potential risks may be mitigated. In addition, management completed an inventory of incentive programs below the executive level and reviewed the design of these incentives and concluded that such incentive programs do not encourage excessive risk-taking.

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussions with management, we recommend to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2016 annual meeting of Hercules Capital, Inc.

The Compensation Committee

Susanne D. Lyons, Chair

Allyn C. Woodward, Jr.

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent specifically incorporated by reference therein.

    EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Manuel Henriquez	2015	$779,762	$1,000,000	$4,472,142		$1,635,353	$7,887,257
Chairman & Chief Executive Officer	2014	$779,762	$692,500	$5,992,250	—	$804,675	$8,269,187
	2013	$757,050	$1,136,000	$3,819,994	—	$639,950	$6,352,994

Mark R. Harris	2015	$166,667	$200,000	$400,001	—	$26,404	$793,072
Chief Financial Officer

Scott Bluestein	2015	$420,000	$525,000	$670,212		$193,370	$1,808,582
Chief Investment Officer	2014	$420,000	$233,750	$967,100	—	$144,396	$1,765,146
	2013	$300,000	$360,000	$699,994	—	$107,645	$1,467,640

Melanie Grace	2015	$79,167	$50,000	$112,500	—	$36,466	$278,133
General Counsel, Chief Compliance Officer and Secretary

Andrew Olson	2015	$186,250	$195,000	$53,332	—	$22,717	$457,299
Controller

Jessica Baron	2015	$130,096	—	$267,838	—	$63,168	$461,102
Former Chief Financial Officer	2014	$293,550	$123,750	$517,825	—	$109,841	$1,044,966
	2013	$285,000	$287,442	$410,004	—	$106,821	$1,089,267

(1)	Salary column amounts represent base salary compensation received by each NEO for the listed fiscal year. The amount presented for Mr. Harris and Ms. Grace is the pro rata portion of their annual base salary paid through December 31, 2015.
(2)	Bonus column amounts represent the annual cash bonus earned during the fiscal year and awarded and paid out during the first quarter of the following fiscal year.
(3)	The amounts reflect the aggregate grant date fair value of restricted stock and stock option awards made to our NEOs and former NEOs during the applicable year computed in accordance with FASB ASC Topic 718. The grant date fair value of each restricted stock award is measured based on the closing price of our common stock on the date of grant.
(4)	All Other Compensation column includes the following:

•	We made matching contributions under our 401(k) plan of (a) $18,000 in 2015 to Messrs. Henriquez, Bluestein and Olson and Ms. Baron; (b) $17,000 in 2014 to Messrs. Henriquez and Bluestein and Ms. Baron; and (c) $17,000 in 2013 to Messrs. Henriquez and Bluestein and Ms. Baron.

•	Dividends to Messrs. Henriquez, Harris, Bluestein and Olson and Ms. Grace in the amount of $845,550, $22,587, $134,985, $4,717 and $3,100, respectively, were paid on unvested restricted stock awards during 2015.

•	Dividends to Messrs. Henriquez and Bluestein and Ms. Baron in the amount of $787,675, $127,396 and $92,841, respectively, were paid on unvested restricted stock awards during 2014.

•	Dividends to Messrs. Henriquez, Bluestein and Ms. Baron in the amount of $622,950, $90,645, and $89,821, respectively, were paid on unvested restricted stock awards during 2013.

•	Due to a change in the vacation policy of NEOs, Messrs. Henriquez, Harris, Bluestein and Ms. Grace were each paid out of all of their accrued vacation through August 30, 2015 in the amount of $771,803, $3,817, $40,385 and $1,007, respectively. NEOs no longer accrue vacation effective September 1, 2015.

•	Ms. Grace began as a contractor on August 3, 2015 until she was approved by the Board as an executive officer on September 17, 2015. During this period, Ms. Grace earned $32,359 in compensation.

EXECUTIVE COMPENSATION

Grants of Plan Based Awards in 2015

NEO	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1)	All Other Option Awards: Number of Securities Underlying Options(1)	Grant Date Fair Value of Stock and Option Awards(2)
Manuel Henriquez	3/10/2015	318,983	—	$4,472,142
Mark Harris	8/06/2015	36,430	—	$400,001
Scott Bluestein	3/10/2015	47,804	—	$670,212
Melanie Grace	9/17/2015	10,000	—	$112,500
Jessica Baron(3)	3/10/2015	19,104	—	$267,838

(1)	Restricted stock awards vest as to one-third of the award on the one year anniversary of the date of the grant and quarterly over the succeeding 24 months. When payable, dividends are paid on a current basis on the unvested shares.
(2)	The amounts reflect the aggregate grant date fair value of computed in accordance with FASB ASC Topic 718.
(3)	Ms. Baron resigned effective June 9, 2015. Upon her resignation, Ms. Baron forfeited all of her unvested restricted stock.

Outstanding Equity Awards at Fiscal Year End, December 31, 2015

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)
Manuel Henriquez	—		—	—	—	15,313	(3)	$186,665
	—		—	—	—	61,419	(4)	$748,698
	—		—	—	—	68,750	(5)	$838,063
	—		—	—	—	40,000	(7)	$487,600
	—		—	—	—	318,983	(8)	$3,888,403
Mark Harris	—		—	—	—	36,430	(9)	$444,082
Scott Bluestein	—		—	—	—	2,188	(3)	$26,672
	—		—	—	—	12,284	(4)	$76,188
	—		—	—	—	6,250	(5)	$149,742
	—		—	—	—	11,250	(6)	$137,138
	—		—	—	—	47,804	(8)	$582,731
Melanie Grace	—		—	—	—	10,000	(10)	$121,900
Andrew Olson	6,666	(11)	13,334	$15.12	12/3/2021	3,804	(8)	$46,371
Jessica Baron(2)	—		—	—	—	—		—

(1)	Market value is computed by multiplying the closing market price of the Company’s stock at December 31, 2015 by the number of shares.
(2)	Ms. Baron resigned effective June 10, 2015. Upon her resignation, Ms. Baron forfeited all of her unvested restricted stock.
(3)	Restricted stock granted on 3/9/12 that vests as to one-fourth of the total award on the one-year anniversary of the date of the grant and ratably over the succeeding 36 months
(4)	Restricted stock granted on 3/4/13 that vests as to one-fourth of the total award on the one-year anniversary of the date of the grant and quarterly over the succeeding 36 months
(5)	Restricted stock granted on 4/10/14 that vests as to one-half of the total award on the one-year anniversary of the date of the grant and quarterly over the succeeding 12 months.
(6)	Restricted stock granted on 4/14/14 that vests as to one half of the total award on the one-year anniversary of the date of the grant and quarterly over the succeeding 12 months.
(7)	Restricted stock granted on 4/15/14 that vests as to one-half of the total award on the one-year anniversary of the date of the grant and quarterly over the succeeding 12 months.
(8)	Restricted stock granted on 3/10/15 that vests as to one-third of the total award on the one-year anniversary of the date of the grant and quarterly over the succeeding 24 months.
(9)	Restricted stock granted on 8/6/15 that vests as to one-third of the total award on the one-year anniversary of the date of the grant and quarterly over the succeeding 24 months

    EXECUTIVE COMPENSATION

(10)	Restricted stock granted on 9/17/15 that vests as to one-third of the total award on the one year anniversary of the date of the grant and quarterly over the succeeding 24 months.
(11)	Options granted on 12/03/2014 that vest as to one-third of the total underlying shares on the one year anniversary of the date of the grant and on a monthly basis over the succeeding 24 months.

Options Exercised and Stock Vested in 2015

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Manuel Henriquez	—	—	457,420	$5,894,175
Scott Bluestein	—	—	73,512	$946,463
Jessica Baron	—	—	30,541	$423,669

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

Our Compensation Committee has the authority from our Board for the appointment, compensation and oversight of our outside compensation consultant. Our Compensation Committee generally engages a compensation consultant every other year to assist it with its responsibilities related to our director compensation program.

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of our current directors during the fiscal year ended December 31, 2015. We provide further information relating to equity awards made to our non-employee directors below under “—2006 Non-Employee Director Plan.”

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Robert P. Badavas	$170,500	—	—	$4,133	$174,633
Thomas J. Fallon	$146,500	$57,200	$4,696	$5,166	$213,562
Rodney A. Ferguson	$75,000	$38,130	$3,131	$2,583	$118,844
Joseph F. Hoffman	$103,250	$45,395	$3,548	$2,583	$154,776
Susanne D. Lyons	$124,250	$48,662	$4,110	$4,133	$181,155
Allyn C. Woodward, Jr.	$179,250	$57,200	$4,696	$18,111	$259,257
Manuel A. Henriquez(5)	—	—	—	—	—

(1)	Messrs. Badavas, Fallon, Ferguson, Hoffman and Woodward and Ms. Lyons earned $120,500, $96,500, $25,000, $53,250, $129,250 and $74,250, respectively, and each elected to receive an additional retainer fee of 4,522 shares of our common stock in lieu of cash. The total value of the shares issued to each of Messrs. Badavas, Fallon, Ferguson, Hoffman and Woodward and Ms. Lyons services in fiscal 2015 was $50,000.
(2)	During 2015, in connection their re-election to our Board, we granted Messrs. Fallon and Woodward each a restricted stock award for 5,000 shares of common stock, and we granted Messrs. Ferguson and Hoffman and Ms. Lyons each a restricted stock award for 3,333 shares of common stock upon their appointment to our Board. The amounts presented reflect the aggregate grant date fair value of the stock awards, as computed in accordance with FASB ASC Topic 718. The grant date fair value of each restricted stock award is measured based on the closing price of our common stock on the date of grant.
(3)	During 2015, in connection with their re-election to our Board, we granted Messrs. Fallon and Woodward each a stock option award with respect to 15,000 shares of our common stock, and, in connection with their appointment to our Board, we granted Messrs. Ferguson and Hoffman and Ms. Lyons a stock option award with respect to 10,000 shares of our common stock. The amounts presented reflect the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The fair value of each stock option grant is estimated based on the fair market value of the option on the date of grant using the Black-Scholes-Merton option pricing model. For a further discussion on the valuation model and the assumptions used to calculate the fair value of our stock options, please see Note 7 to the consolidated financial statements included in our annual report on Form 10-K for the 2015 fiscal year.
(4)	Represents dividends paid during 2015 on unvested common stock under restricted stock awards.
(5)	As an employee director, Mr. Henriquez does not receive any compensation for his service as a director. The compensation Mr. Henriquez receives as our chief executive officer is disclosed in the Summary Compensation Table and elsewhere under “EXECUTIVE COMPENSATION.”

As of December 31, 2015, Messrs. Badavas, Fallon, Ferguson, Hoffman and Woodward and Ms. Lyons had outstanding options in the amount of 20,000, 25,000, 10,000, 10,000, 25,000 and 10,000, respectively. As of December 31, 2015, Messrs. Badavas, Fallon, Ferguson, Hoffman and Woodward and Ms. Lyons held unvested shares of restricted stock in the amount of 3,333, 6,666, 3,333, 3,333, 5,000 and 3,333, respectively.

Upon his appointment to our Board in July 2015, Mr. Ferguson received a restricted stock award with respect to 3,333 shares of our common stock and a stock option to purchase 10,000 shares of our common stock.

    COMPENSATION OF DIRECTORS

From January 1, 2015 through June 30, 2015, the compensation for serving on our Board as an independent director included the following:

Annual Director Retainer Fee	$50,000
Committee Chairperson Fee	$15,000
Board Meeting Fee	$2,000
(in person or telephonically)
Committee Meeting Fee	$2,000
(in person or telephonically)

On July 7, 2015, the Board approved a change to director compensation. From July 1, 2015 through December 31, 2015, the compensation for serving on our Board as an independent director included the following:

Annual Director Retainer Fee	$100,000
Annual Chairperson Fee	$25,000, Audit Committee $25,000, Compensation Committee $15,000, NCG Committee
Annual Lead Director Fee	$25,000

In 2015, we granted each independent director an additional retainer of $50,000, which was distributed as shares of common stock in lieu of cash. In addition, upon re-election to the Board, each independent director is granted an option to purchase 15,000 shares and an additional award of 5,000 shares of restricted stock. Employee directors do not receive compensation for serving on our Board. In addition, we reimburse our directors for their reasonable out-of-pocket expenses incurred in attending Board meetings.

Under current SEC rules and regulations applicable to BDCs, a BDC may not grant options or restricted stock to non-employee directors unless it receives exemptive relief from the SEC. We filed an exemptive relief request with the SEC to allow options and restricted stock to be issued to our non-employee directors, which was approved on October 10, 2007. On June 22, 2010, we received approval from the SEC regarding our exemptive relief request permitting its employees to exercise their stock options and restricted stock and pay any related income taxes using a cashless exercise program.

On June 21, 2007, our stockholders approved amendments to the Equity Plan and the 2006 Non-Employee Director Plan allowing for the grant of restricted stock. The Equity Plan and 2006 Non-Employee Director Plan limit the combined maximum amount of restricted stock that may be issued under both of the Equity Plan and 2006 Non-Employee Director Plan to 10% of the outstanding shares of our common stock on the effective date of the Equity Plan and 2006 Non-Employee Director Plan plus 10% of the number of shares of common stock issued or delivered by us during the terms of the Equity Plan and 2006 Non-Employee Director Plan.

COMPENSATION OF DIRECTORS

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2015, with respect to compensation plans under which the Company’s equity securities are authorized for issuance:

Plan Category	(a) Number of Securities to be issued upon exercise of outstanding options, restricted stock and warrants	(b) Weighted-average exercise price of outstanding options, restricted stock and warrants	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders:
2004 Equity Incentive Plan	628,171	$13.97	4,241,172
2006 Non-Employee Director Plan	100,000	$13.07	740,000
Equity compensation plans not approved by stockholders:			—
Total	728,171	$13.52	4,981,172

2004 Equity Incentive Plan

Our board and our stockholders have approved our Equity Plan to align our employees’ interest with the performance of our Company and to attract and retain the services of executive officers and other key employees. Under our Equity Plan our Compensation Committee may award incentive stock options, referred to as ISOs, within the meaning of Section 422 of the Code, and non-qualified stock options to employees and employee directors. The following is a summary of the material features of our Equity Plan.

Under our Equity Plan, we had 3,745,060 shares of common stock available for issuance as of April 15, 2016. Participants in our Equity Plan may receive awards of options to purchase our common stock and/or restricted shares, as determined by our Compensation Committee. Options granted under our Equity Plan generally may be exercised for a period of no more than ten years from the date of grant unless the option agreement provides for an earlier expiration. Unless sooner terminated by our Board, our Equity Plan will terminate on the tenth anniversary of the date it was last approved by our stockholders. Such approval was last given by our stockholders on July 7, 2015. Our Equity Plan provides that all awards granted under the plan are subject to modification as required to ensure that such awards do not conflict with the requirements of the 1940 Act applicable to us.

Options granted under our Equity Plan will entitle the optionee, upon exercise, to purchase shares of common stock from us at a specified exercise price per share. ISOs must have a per share exercise price of no less than the fair market value of a share of stock on the date of the grant or, if the optionee owns or is treated as owning (under Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of our stock, 110% of the fair market value of a share of stock on the date of the grant. Nonstatutory stock options granted under our Equity Plan must have a per share exercise price of no less than the fair market value of a share of stock on the date of the grant. Options will not be transferable other than by laws of descent and distribution, or in the case of nonstatutory stock options, by gift, and will generally be exercisable during an optionee’s lifetime only by the optionee.

Under our Equity Plan, we are permitted to issue shares of restricted stock to all key employees of the Company and its affiliates consistent with such terms and conditions as the Board shall deem appropriate. Our Board determines the time or times at which such shares of restricted stock will become exercisable and the terms on which such shares will remain exercisable. Any shares of restricted stock for which forfeiture restrictions have not vested at the point at which the participant terminates his employment will terminate immediately and such shares will be returned to Hercules and will be available for future awards under this plan.

    EQUITY INFORMATION

Our Board administers our Equity Plan and has the authority, subject to the provisions of the Equity Plan, to determine who will receive awards under the Equity Plan and the terms of such awards. Our Board has the authority to adjust the number of shares available for awards, the number of shares subject to outstanding awards and the exercise price for awards following the occurrence of events such as stock splits, dividends, distributions and recapitalizations. The exercise price of an option may be paid in the form of shares of stock that are already owned by such option holder.

Upon specified covered transactions (as defined in the Equity Plan), all outstanding awards under our Equity Plan may either be assumed or substituted for by the surviving entity. If the surviving entity does not assume or substitute similar awards, the awards held by the participants will be accelerated in full and then terminated to the extent not exercised prior to the covered transaction.

2006 Non-Employee Director Plan

Our Board and our stockholders have approved our 2006 Non-Employee Director Plan. Under current SEC rules and regulations applicable to BDCs, absent exemptive relief, a BDC may not grant options or shares of restricted stock to non-employee directors. On February 15, 2007, we received exemptive relief from the SEC to permit us to grant options to non-employee directors as a portion of their compensation for service on our Board. On May 23, 2007, we received exemptive relief from the SEC to permit us to grant shares of restricted stock to non-employee directors as a portion of their compensation for service on our Board. The following is a summary of the material features of the 2006 Non-Employee Director Plan.

We instituted our 2006 Non-Employee Director Plan for the purpose of advancing our interests by providing for the grant of awards under our 2006 Non-Employee Director Plan to eligible non-employee directors. Under our 2006 Non-Employee Director Plan, we have authorized for issuance up to 1,000,000 shares of common stock of which 740,000 shares were available for issuance as of April 15, 2016.

Our 2006 Non-Employee Director Plan authorizes the issuance to non-employee directors of non-statutory stock options, referred to as NSOs, to purchase shares of our common stock at a specified exercise price per share and/or restricted stock. NSOs granted under our 2006 Non-Employee Director Plan will have a per share exercise price of no less than the current market value of a share of stock as determined in good faith by our Board on the date of the grant. The amount of the options that may be granted are limited by the terms of our 2006 Non-Employee Director Plan, which prohibits any grant that would cause us to be in violation of Section 61(a)(3) of the 1940 Act.

Under our 2006 Non-Employee Director Plan, non-employee directors will each receive an initial grant of an option to purchase 10,000 shares of stock upon initial election to such position. The options granted will vest over two years, in equal installments on each of the first two anniversaries of the date of grant, provided that the non-employee director remains in service on such dates. In addition, each non-employee director shall automatically be granted an option to purchase 15,000 shares of stock on the date of such non-employee director’s re-election to our Board and such grant will vest over three years, in equal installments on each of the first three anniversaries of the date of grant, provided that the non-employee director remains in service on such dates. Our Compensation Committee has, subject to SEC approval, the authority to determine from time to time which of the persons eligible under our 2006 Non-Employee Director Plan shall be granted awards; when and how each award shall be granted, including the time or times when a person shall be permitted to exercise an award; and the number of shares of stock with respect to which an award shall be granted to such person. The exercise price of options granted under our 2006 Non-Employee Director Plan is set at the closing price of our common stock on the NYSE as of the date of grant and will not be adjusted unless we receive an exemptive order from the SEC or written confirmation from the staff of the SEC that we may do so (except for adjustments resulting from changes in our capital structure, such as stock dividends, stock splits and reverse stock splits).

EQUITY INFORMATION

Unless sooner terminated by our Board, our 2006 Non-Employee Director Plan will terminate on June 21, 2017 and no additional awards may be made under our 2006 Non-Employee Director Plan after that date. Our 2006 Non-Employee Director Plan provides that all awards granted under our 2006 Non-Employee Director Plan are subject to modification as required to ensure that such awards do not conflict with the requirements of the 1940 Act. Our Compensation Committee will determine the period during which any options granted under our 2006 Non-Employee Director Plan shall remain exercisable, provided that no option will be exercisable after the expiration of ten years from the date on which it was granted. Options granted under our 2006 Non-Employee Director Plan are not transferable other than by will or the laws of descent and distribution, or by gift, and will generally be exercisable during a non-employee director’s lifetime only by such non-employee director. In general, any portion of any options that are not then exercisable will terminate upon the termination of the non-employee director’s services to Hercules. Generally, any portion of any options that are exercisable at the time of the termination of the non-employee director’s services to Hercules will remain exercisable for the lesser of (i) a period of three months (or one year if the non-employee director’s services to Hercules terminated by reason of the non-employee director’s death) or (ii) the period ending on the latest date on which such options could have been exercised had the non-employee director’s services to Hercules not terminated. In addition, if our Board determines that a non-employee director’s service to Hercules terminated for reasons that cast such discredit on the non-employee director as to justify immediate termination of the non-employee director’s options, then all options then held by the non-employee director will immediately terminate.

Under our 2006 Non-Employee Director Plan, we also are permitted to issue shares of restricted stock to our non-employee directors. Upon initial election to such position, non-employee directors will automatically be granted 3,333 shares of restricted stock. The forfeiture restrictions for such initial shares of restricted stock will vest as to one-half of such shares on the first anniversary of the date of grant and as to an additional one-half of the restricted stock on the second anniversary of the date of grant. In addition, each non-employee director shall automatically be granted 5,000 shares of restricted stock on the date of such non-employee director’s re-election to our Board and the forfeiture restrictions on such shares will vest as to one-third of such shares on the anniversary of such grant over three years, provided that the non-employee director remains in service on such dates.

Our Compensation Committee administers our 2006 Non-Employee Director Plan. If there is a change in our capital structure by reason of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in our capital structure, our Board will make appropriate adjustments to the number and class of shares of stock subject to our 2006 Non-Employee Director Plan and each option outstanding under it. In the event of a consolidation, merger, stock sale, a sale of all or substantially all of our assets, our dissolution or liquidation or other similar events, referred to as a Covered Transaction, our Board may provide for the assumption of some or all outstanding options or for the grant of new substitute options by the acquirer or survivor. If no such assumption or substitution occurs, all outstanding options will become exercisable prior to the Covered Transaction and will terminate upon consummation of the Covered Transaction.

Our Board may, subject to SEC prior approval, at any time or times amend our 2006 Non-Employee Director Plan or any outstanding award for any purpose which may at the time be permitted by law, and may at any time terminate our 2006 Non-Employee Director Plan as to any future grants of awards; provided, that except as otherwise expressly provided in our 2006 Non-Employee Director Plan, our Board may not, without the participant’s consent, alter the terms of an award so as to affect adversely the participant’s rights under the award, unless our Board expressly reserved the right to do so at the time of the grant of the award.

    EQUITY INFORMATION

PROPOSAL 2: ADVISORY VOTE TO APPROVE THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

The Board of Directors unanimously recommends that you vote FOR this proposal

(Item 2 on your proxy card)

Introduction to Advisory Vote on Say-on-Pay; Frequency of Advisory Vote

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 gives stockholders the opportunity to cast an advisory vote on the compensation of our NEOs, as disclosed in this Proxy Statement. Our Board recommends that stockholders approve the advisory vote on executive compensation set for the below.

At our 2011 annual meeting of stockholders, we also asked our stockholders to indicate if we should hold an advisory vote on executive compensation every one, two or three years, with our Board recommending an annual advisory vote. Because we view it as a good corporate governance practice, and because at our 2011 annual meeting of stockholders more than 87% of the votes cast were in favor of an annual advisory vote, we again are asking our stockholders to approve the compensation of our NEOs, as disclosed in this Proxy Statement in accordance with the SEC’s rules. It is our current intention that we will continue to include an advisory vote on executive compensation in the Proxy Statement for our 2017 annual meeting.

Prior Advisory Vote on Executive Compensation; Continuing Stockholder Engagement

At our 2015 annual meeting of stockholders, our advisory vote on say-on-pay received support from our stockholders (approximately 58.8% of votes cast).

Our Compensation Committee views as important the continuing dialogue with our stockholders on compensation and other governance matters. In advance of our 2015 annual meeting of stockholders, we engaged in direct dialogue with our largest institutional stockholders to gain broad-based insights on our executive compensation and corporate governance practices. In connection with our 2016 annual meeting, we again solicited opportunities for feedback from each of our institutional stockholders, and we completed meetings with a number of our institutional stockholders, including our largest institutional stockholder. Given the benefits of stockholder engagement, we anticipate continuing our stockholder engagement efforts following the 2016 annual meeting and in advance of our future annual meetings.

2015 NEO Compensation

Please read the “Executive Compensation—Compensation Discussion and Analysis” and “EXECUTIVE COMPENSATION TABLES” for additional details about our executive compensation programs, including information about the fiscal year 2015 compensation of our NEOs.

We believe, in light of the compensation paid by us to our NEOs in 2015 and our financial performance during the relevant periods, that our executive compensation programs are designed with the goal of providing compensation that is fair, reasonable and competitive, and our programs are intended to help us align the compensation paid to our NEOs with corporate and executive performance goals that have been established to achieve both our short-term and long-term objectives. Our Compensation Committee will continue to review the compensation programs for our NEOs to ensure our programs achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

Broker Non-Votes

Broker non-votes are votes cast for shares held by a broker or other nominee for which the nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares on non-routine proposals. Proposal 2 is a non-routine

PROPOSAL 2

matter. As a result, if you hold shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to Proposal 2, the advisory vote on executive compensation. Therefore, if you do not vote and you do not give your broker or other nominee specific instructions on how to vote for you, then your shares will have no effect on Proposal 2.

2016 Advisory Vote on Say-on-Pay

Our Compensation Committee believes that our executive compensation programs, executive officer pay levels and individual pay actions approved for our executive officers, including our NEOs, are directly aligned with our executive compensation philosophy, fully support our goals and provide an appropriate balance between risk and incentives. We are asking our stockholders to indicate their support for our NEO compensation as described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the 2016 annual meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related tables and narrative discussion contained in this Proxy Statement.”

The say-on-pay vote is advisory, and therefore not binding on the Company, our Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders. To the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and our Compensation Committee will evaluate whether any actions are necessary to address those concerns.

    PROPOSAL 2

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016

The Board of Directors unanimously recommends that you vote FOR this proposal

(Item 3 on your proxy card)

Our Audit Committee and our non-interested directors have selected PwC to serve as our independent public accountant for the fiscal year ending December 31, 2016. This selection is subject to the ratification or rejection by our stockholders.

During the two most recent fiscal years, neither Hercules or any person on its behalf has consulted with PwC with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” as such terms are described in Items 304(a)(1)(iv) or 304(a)(1)(v), respectively, of Regulation S-K under the Exchange Act.

PwC has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in Hercules or its affiliates. It is expected that a representative of PwC will be present at the 2016 annual meeting of stockholders and will have an opportunity to make a statement if he or she chooses and will be available to answer other questions.

Required Vote

This proposal requires the affirmative vote of the majority of the votes cast at the 2016 annual meeting of stockholders in person or by proxy. Abstentions will not be counted as votes cast and will have no effect on the result of the vote. The persons named in the accompanying proxy intend to vote proxies received by them in favor of this proposal unless a choice of “Against” or “Abstain” is specified.

Broker Non-Votes

Broker non-votes are votes cast for shares held by a broker or other nominee for which the nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares on non-routine proposals. Proposal 3, the ratification of the selection of PwC to serve as our independent registered public accounting firm, is a routine matter. As a result, if you beneficially own your shares and you do not provide your broker or nominee with voting instructions, then your broker, bank or nominee will be able to vote your shares for you on Proposal 3.

Principal Accountant Fees and Services

The following aggregate fees by PwC, our independent public accounting firm, were billed to us for work attributable to 2015 and 2014 audit, tax and other services.

	Fiscal Year Ended
	2015	2014
Audit Fees	$1,197,577	$1,482,642
Audit-Related Fees	—	—
Tax Fees	$107,000	$99,926
All Other Fees	—	—

Total Fees:	$1,304,577	$1,582,568

Audit Fees. Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of

PROPOSAL 3

the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

Audit-Related Fees. Audit related fees are assurance related services that traditionally are performed by the independent accountant, such as attest services that are not required by statute or regulation.

Tax Fees. Tax fees in fiscal years 2015 and 2014 include professional fees for tax compliance and tax advice.

All Other Fees. Fees for other services would include fees for products and services other than the services reported above. Other fees billed in fiscal years 2015 and 2014 relate to on-line technical accounting software service. Our Audit Committee has considered the compatibility of non-audit services with the auditor’s independence.

Pre-Approval Policy

All services rendered by PwC were permissible under applicable laws and regulations, and were pre-approved by the Audit Committee for 2015 and 2014, as applicable, in accordance with its pre-approval policy. The Audit Committee has established a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent auditors. The policy requires the Audit Committee to approve each audit or non-audit engagement or accounting project involving the independent auditors and the related fees, prior to the commencement of the engagement or project to make certain that the provision of such services does not adversely affect the firm’s independence. Approval of such engagement is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to the Audit Committee chairman or any of the Audit Committee members who is an independent director, so long as the estimated fee for the particular service for which pre-approval is sought does not exceed $100,000. Our Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent public accounting firm to management.

AUDIT COMMITTEE REPORT

Management is responsible for our internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States. Our Audit Committee’s responsibility is to monitor and oversee these processes. Our Audit Committee is also directly responsible for the appointment, compensation and oversight of our independent registered public accounting firm.

Review of Management

Our Audit Committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to our Audit Committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States.

Review and Discussion with Independent Registered Public Accounting Firm

Our Audit Committee has discussed with PwC, our independent registered accounting firm, PwC’s judgements about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting as required to be discussed by Statement of Auditing Standards No. 16.

    PROPOSAL 3

Our Audit Committee received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the applicable Public Company Accounting Oversight Board rule regarding the independent accountant’s communications with Audit Committees concerning independence and has discussed with the auditors the auditors’ independence. Our Audit Committee has also considered the compatibility of non-audit services with the auditors’ independence.

During 2015, our Audit Committee met with members of senior management and the independent registered public accounting firm to review the certifications provided by our chief executive officer and our chief financial officer under Sarbanes-Oxley, the rules and regulations of the SEC and the overall certification process. At these meeting, our officers reviewed each of the Sarbanes-Oxley certification requirements concerning internal control over financial reporting and any fraud, whether or not material, involving management or other employees with a significant role in the internal control over financial reporting.

Conclusion

Based on our Audit Committee’s review and discussions referred to above, our Audit Committee recommended that our Board include the audited financial statements in our annual report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

The Audit Committee

Robert P. Badavas, Chairman

Joseph F. Hoffman

Allyn C. Woodward, Jr.

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

PROPOSAL 3

STOCKHOLDER PROPOSALS

A stockholder who intends to present a proposal at our 2017 annual meeting of stockholders pursuant to the SEC’s Rule 14a-8 must submit the proposal in writing to Hercules at our address in Palo Alto, California, and we must receive the proposal on or before December 30, 2016, in order for the proposal to be considered for inclusion in our Proxy Statement for that meeting. The submission of a proposal does not guarantee its inclusion in our Proxy Statement or presentation at the 2016 annual meeting of stockholders.

Under our current Bylaws, nominations for directors and proposals of business, other than those to be included in our proxy materials following the procedures described in Rule 14a-8, may be made by stockholders entitled to vote at the meeting if notice is timely given and if the notice contains the information required in our Bylaws. Except as noted below, to be timely, proposals and nominations with respect to the 2016 annual meeting of stockholders must be delivered to our secretary no earlier than the 150th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting and not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting. For the 2017 annual meeting of stockholders, we must receive such proposals and nominations no earlier than November 30, 2016 and no later than December 30, 2016. If the date of the annual meeting has been changed by more than thirty calendar days from the first anniversary of the date of the preceding year’s annual meeting, stockholder proposals or director nominations must be so received no earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above. Proposals must comply with the other requirements contained in our Bylaws, including supporting documentation and other information. Proxies solicited by us will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

Notices of intention to present proposals at the 2017 annual meeting of stockholders should be addressed to Melanie Grace, secretary, Hercules Capital, Inc., 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Please note that only one copy of the Proxy Statement may be delivered to two or more stockholders who share an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon request, a separate copy of any of these documents to stockholders at a shared address to which a single copy of such document(s) was delivered. Stockholders who wish to receive a separate copy of any of these documents, or to receive a single copy of such documents if multiple copies were delivered, now or in the future, should submit their request by writing to us or by calling us at (650) 289-3060. Please direct your written requests to Melanie Grace, Secretary, Hercules Capital, Inc., 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301.

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2015, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS, BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD ON APRIL 15, 2016, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO MELANIE GRACE, SECRETARY, HERCULES CAPITAL, INC., 400 HAMILTON AVENUE, SUITE 310, PALO ALTO, CA 94301. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

    STOCKHOLDER PROPOSALS

You are cordially invited to attend the 2016 annual meeting of stockholders in person. Whether or not you plan to attend the 2016 annual meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

By Order of the Board

Melanie Grace

General Counsel, Chief Compliance Officer

and Secretary

STOCKHOLDER PROPOSALS

QUESTION AND ANSWER

PROXY STATEMENT GENERAL INFORMATION

Q:	Why did you send me this Proxy Statement?

A:	We have sent you this Proxy Statement and the enclosed proxy card because our Board is soliciting your proxy to vote at our 2016 annual meeting of stockholders. The annual meeting will be held at the Rosewood Hotel, 2825 Sand Hill Road, Menlo Park, California 94025 on July 7, 2016, at 9:00 a.m., Pacific Time.

This Proxy Statement summarizes the information regarding the matters to be voted upon at the annual meeting. However, you do not need to attend the annual meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card or vote your shares by telephone or over the Internet in accordance with the instructions contained on the proxy card. If your shares are held in “street name,” you will receive instructions for the voting of your shares from your broker, bank or other nominee, which may permit telephone or Internet voting. Follow the instructions on the voting instruction form that you receive from your broker, bank or other nominee to ensure that your shares are properly voted at the annual meeting. Further information on voting your shares is provided below under “How do I vote?”

We plan to begin mailing this Proxy Statement on or about May 9, 2016 to all stockholders entitled to vote their shares at our annual meeting.

Q:	Who can vote, and how many votes do I have?

A:	If you owned shares of our common stock at the close of business on April 15, 2016, you are entitled to vote your shares at our 2016 annual meeting. This date is the record date for the annual meeting. As of the record date, we had 73,624,846 shares of common stock outstanding.

Each share of our common stock that you owned on the record date entitles you to one vote on each matter that it is voted on at the annual meeting.

Q:	How do I vote?

A:	If your shares are registered in your name, you may vote in person at the annual meeting or by proxy without attending the meeting. Registered stockholders may also vote by telephone or over the Internet by following the instructions included with your proxy card or the notice we mailed to you. In addition, if you received a printed proxy card, you may mark, sign, date, and mail the proxy card you received from Hercules in the postage-paid return envelope. If you vote by any of these available methods, your shares will be voted at the annual meeting in accordance with your instructions. If you sign and return the proxy card or vote by telephone or over the Internet, but do not provide voting instructions on some or all of the proposals, your shares will be voted by the persons named in the proxy card on all uninstructed proposals in accordance with the recommendations of our Board of directors given below.

If your shares are held in “street name” by a broker, bank or other nominee, that person, as the record holder of your shares, is required to vote your shares according to your instructions. Your bank, broker or other nominee will send you directions on how to vote those shares, which may include the ability to instruct the voting of your shares by telephone or over the Internet.

If you plan to attend the annual meeting and vote in person, we will give you a proxy card when you arrive. If your shares are held in the name of your broker, bank, or other nominee, you must bring an account statement or letter from that broker, bank or other nominee. The account statement or letter must show that you were the direct or indirect beneficial owner of the shares on April 15, 2016, the record date for voting. Alternatively, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the annual meeting.

    QUESTION AND ANSWER

Q:	What is the quorum requirement for the annual meeting?

A:	A quorum of stockholders must be present for any business to be conducted at the annual meeting. The quorum requirement for holding the annual meeting and transacting business is the presence in person or by proxy of a majority of our outstanding shares entitled to be voted. Abstentions and broker non-votes will be treated as shares present for determining whether a quorum is established. If there are not sufficient votes for a quorum to be established, the chairman of the annual meeting may adjourn the meeting to permit further solicitation of proxies by the company.

Q:	What does it mean if I receive more than one proxy card?

A:	If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Q:	What is householding?

A:	Some banks, brokers and other nominee record holders may be “householding” our Proxy Statements, annual reports and related materials. “Householding” means that only one copy of these documents may have been sent to multiple stockholders in one household. If you would like to receive your own set of Hercules’ Proxy Statements, annual reports and related materials, or if you share an address with another Hercules stockholder and together both of you would like to receive only a single set of these documents, please contact your bank, broker or other nominee.

Q:	May I change my vote or revoke my proxy?

A:	If you are a registered stockholder, you may revoke or change your proxy at any time before it is voted by notifying the secretary of Hercules in writing, by returning a signed proxy with a later date or submitting an electronic proxy as of a later date or by attending the meeting and voting in person. If your shares are held in “street name,” you must contact your bank, broker or other nominee for instructions on changing your vote.

Q:	What will happen if I do not vote my shares?

A:	If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or in person at the annual meeting, your shares will not be voted at the annual meeting.

If you hold your shares in “street name,” your bank, broker or other nominee may vote your shares only on those proposals on which it has discretion to vote. Under the rules of the NYSE, your bank, broker or other nominee does not have discretion to vote your shares on non-routine matters. Proposal 1 and Proposal 2 are non-routine matters. As a result, if you hold shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to Proposal 1, the election of directors, and Proposal 2, the advisory vote on executive compensation. Therefore, if you do not vote and you do not give your broker or other nominee specific instructions on how to vote for you, then your shares will have no effect on Proposal 1 or Proposal 2. Proposal 3, the ratification of the selection of PwC to serve as our independent registered public accounting firm, is a routine matter. As a result, if you beneficially own your shares and you do not provide your broker or nominee with voting instructions, then your broker, bank or nominee will be able to vote your shares for you on Proposal 3.

QUESTION AND ANSWER

Q:	What are the Board’s recommendations on how to vote my shares?

A:	Our Board of directors recommends the following:

•	Proposal 1—FOR the election of the nominees named herein as a directors.

•	Proposal 2—FOR approval of the advisory proposal on named executive officer compensation.

•	Proposal 3—FOR the ratification of PwC as our independent public accounting firm.

In addition, if other matters are presented at the annual meeting, the persons named in the proxy card as proxy holders are authorized to vote on the additional matters as they determine.

Q:	What if I do not specify how my shares are to be voted?

A:	If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

•	Proposal 1—FOR the election of the nominees named herein as a directors

•	Proposal 2—FOR approval of the advisory proposal on named executive officer compensation

•	Proposal 3—FOR the ratification of PwC as our independent public accounting firm.

•	In the discretion of the named proxies regarding any other matters properly presented for a vote at the annual meeting

If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, your bank, broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the NYSE’s rules, banks, brokers and other nominees do not have discretion to vote on non-routine matters. Proposal 1 and Proposal 2 are non-routine matters. As a result, if you hold shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to Proposal 1, the election of directors, and Proposal 2, the advisory vote on executive compensation. Therefore, if you do not vote and you do not give your broker or other nominee specific instructions on how to vote for you, then your shares will have no effect on Proposal 1 or Proposal 2. Proposal 3, the ratification of the selection of PwC to serve as our independent registered public accounting firm, is a routine matter. As a result, if you beneficially own your shares and you do not provide your broker or nominee with voting instructions, then your broker, bank or nominee will be able to vote your shares for you on Proposal 3.

    QUESTION AND ANSWER

Q:	What is the vote required for each proposal?

A:	Proposal	Vote Required	Broker Discretionary Voting Allowed?	Effect of Abstentions and Broker Non-Votes

	Proposal 1—Election of two directors nominated by our Board and named in this Proxy Statement who will serve for the terms specified in this Proxy Statement	Affirmative vote of the holders of a plurality of the shares of stock outstanding	No	Because directors are elected by a plurality of the votes, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option for this proposal

	Proposal 2—Approval of advisory proposal on named executive officer compensation	Affirmative vote of a majority of the votes cast at the annual meeting in person or by proxy	No	Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote

	Proposal 3—Ratification of the selection of PwC to serve as our independent public accounting firm for the fiscal year ending December 31, 2016	Affirmative vote of a majority of the votes cast at the annual meeting in person or by proxy	Yes	Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Q:	What are abstentions and “broker non-votes”?

A:	An abstention represents action by a stockholder to refrain from voting “for” or “against” a proposal. “Broker non-votes” represent votes that could have been cast on a particular matter by a broker, as a stockholder of record, but that were not cast because the broker (i) lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares, or (ii) had discretionary voting authority but nevertheless refrained from voting on the matter.

Q:	Who is paying for the costs of soliciting these proxies?

A:	Hercules will pay all the costs of soliciting these proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. In addition to the solicitation of proxies by mail, our officers and employees also may solicit proxies by telephone, fax or other electronic means of communication, or in person. We have has also retained Georgeson, Inc. to assist in the solicitation of proxies for estimated fees of $100,000 plus out-of-pocket expenses.

Q:	How do I find out the results of the voting at the annual meeting?

A:	Preliminary voting results will be announced at the annual meeting. Final voting results will be published on Form 8-K within four (4) business days from the date of the annual meeting.

Q:	Who should I call if I have any questions?

A:	If you have any questions about the annual meeting, voting or your ownership of our common stock, please call us at (650) 600-5405 or send an e-mail to Melanie Grace, Secretary, at mgrace@htgc.com.

QUESTION AND ANSWER

0

HERCULES CAPITAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HERCULES CAPITAL, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS

July 7, 2016

The undersigned stockholder of Hercules Capital, Inc. (the "Company") acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company and hereby appoints Manuel A. Henriquez and Scott Bluestein, and each of them, each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at The Rosewood Hotel, located at 2825 Sand Hill Road, Menlo Park, California 94025 on July 7, 2016, at 9:00 a.m. Pacific Time and at all postponements or adjournments thereof, as indicated on this proxy.

All properly executed proxies representing shares of stock received prior to the Annual Meeting of Stockholders will be voted in accordance with the instructions marked thereon. This proxy is revocable. Stockholders who execute proxies may revoke them with respect to a proposal by attending the Annual Meeting and voting his or her shares in person, or by submitting a letter of revocation or a later-dated proxy to the Company at 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301. **Where no choice is specified, it will be voted FOR Proposals 1, 2 and 3 and in the discretion of the appointed proxies with respect to matters described in Proposal 4.** At the present time, the Company's Board of Directors knows of no other business to be presented at the Annual Meeting.

(Continued and to be signed on the reverse side)

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

Hercules CAPITAL

July 7, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, Proxy Statement and Proxy Card are available at http://www.astproxyportal.com/ast/14146

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00003333000000000000 2 070716

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends you vote FOR the following proposals:

	FOR	AGAINST	ABSTAIN
1. Election of Directors.			
1(a) Manuel A. Henriquez	☐	☐	☐
1(b) Joseph F. Hoffman	☐	☐	☐
2. Approve, on an advisory basis, the Company's named executive officer compensation.	☐	☐	☐
3. Ratification of PricewaterhouseCoopers LLP to serve as our independent public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐

4. Transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

Hercules CAPITAL

July 7, 2016

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, Proxy Statement and Proxy Card
are available at http://www.astproxyportal.com/ast/14146

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00003333000000000000 2 070716

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends you vote FOR the following proposals:

	FOR	AGAINST	ABSTAIN
1. Election of Directors.			
1(a) Manuel A. Henriquez	☐	☐	☐
1(b) Joseph F. Hoffman	☐	☐	☐
2. Approve, on an advisory basis, the Company's named executive officer compensation.	☐	☐	☐
3. Ratification of PricewaterhouseCoopers LLP to serve as our independent public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐

4. Transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.